                                                                    EXHIBIT 2.1


                                  MARC TREMBLAY
                                       AND
                                  ALAIN RIVARD
                                       AND
                                 ERIC ST-PIERRE
                                       AND
                                  PIERRE BOIVIN
                                       AND
                              9044-0108 QUEBEC INC.

                                       AND
                SOCIETE INNOVATECH QUEBEC ET CHAUDIERE-APPALACHES
                                       AND
                  SOFINOV, SOCIETE FINANCIERE D'INNOVATION INC.
                                       AND
                       BUSINESS DEVELOPMENT BANK OF CANADA
                           COLLECTIVELY, AS INVESTORS
                                       AND
                                 CHRISTIAN LABBE
                                       AND
                                 PATRICK MURPHY
                                       AND
           THE OTHER SHAREHOLDERS LISTED ON THE SIGNATURE PAGE HERETO
                            AS MINORITY SHAREHOLDERS

                                       AND

                       ADEPT TECHNOLOGY CANADA HOLDING CO.
                                  AS PURCHASER

                                       AND

                             ADEPT TECHNOLOGY, INC.

                                    AS ADEPT


--------------------------------------------------------------------------------

                            SHARE PURCHASE AGREEMENT
                            DATED AS OF JULY 21, 2000
                                Stikeman Elliott

--------------------------------------------------------------------------------

                                TABLE OF CONTENTS


                                                                                                                PAGE
ARTICLE 1 INTERPRETATION..........................................................................................1
   1.1   Defined Terms............................................................................................1
   1.2   Gender and Number........................................................................................8
   1.3   Headings, etc............................................................................................8
   1.4   Currency.................................................................................................8
   1.5   Knowledge................................................................................................8
   1.6   Accounting Terms.........................................................................................9
   1.7   Incorporation of Schedules...............................................................................9
   1.8   Interpretation...........................................................................................9
   1.9   List of Schedules........................................................................................9
ARTICLE 2 HEXAVISION SHARES AND PURCHASE PRICE...................................................................10
   2.1   Purchase and Sale of Hexavision.........................................................................10
   2.2   Purchase and Sale of Holdco.............................................................................10
   2.3   Purchase Price..........................................................................................10
   2.4   Payment of the Purchase Price...........................................................................11
   2.5   Payment of Bonuses to Indemnifying Employees............................................................12
   2.6   Adjustment..............................................................................................12
   2.7   Indemnity Fund..........................................................................................13
   2.8   No Registration Under Securities Act; SEC Documents; Adept Financial Statements.........................13
   2.9   Escrow Parties and Minority Shareholders Representations................................................15
   2.10    Murphy Representations................................................................................15
   This Agreement is made with Murphy upon the understanding as a specific representation to Purchaser and Adept by Murphy that:...............................................................................................15
   2.11    Stock Restrictions....................................................................................16
   2.12    Repayment of Loans....................................................................................18
   2.13    Termination of Shareholders Agreement.................................................................18
ARTICLE 3 REPRESENTATIONS AND WARRANTIES OF ESCROW PARTIES; AND MINORITY SHAREHOLDERS............................18
   3.1   Individual Representations and Warranties of Vendors and Murphy.........................................18
   3.2   Solidary Representations and Warranties of Escrow Parties...............................................20
ARTICLE 4 REPRESENTATIONS AND WARRANTIES OF HOLDCO VENDORS.......................................................39
   4.1   Individual Representations and Warranties of Holdco Vendors.............................................39
   4.2   Solidary Representations and Warranties of Holdco Vendors...............................................41
ARTICLE 5 REPRESENTATIONS AND WARRANTIES OF PURCHASER............................................................41
   5.1   Representations and Warranties of Purchaser and Adept...................................................41
ARTICLE 6 CLOSING................................................................................................42
   6.1   Date, Time and Place of Closing.........................................................................42
ARTICLE 7 INDEMNIFICATION........................................................................................42
   7.1   Escrow Parties Indemnification in Favour of Purchaser...................................................42
   7.2   Minority Shareholder Indemnification in Favor of Purchaser..............................................43
   7.3   Holdco Vendors Indemnification in Favor of Purchaser....................................................44
   7.4   Purchaser and Adept Indemnification in Favour of Escrow Parties and Minority Shareholders...............44
   7.5   Time Limitations........................................................................................44
   7.6   Limitation on Damages...................................................................................45
   7.7   Liability of Escrow Parties Among Themselves............................................................47
   7.8   Obligation to Reimburse.................................................................................47
   7.9   Notification............................................................................................48

   7.10  Defense of Third Party Claim............................................................................48
ARTICLE 8 POST-CLOSING COVENANTS.................................................................................50
   8.1   Further Assurances......................................................................................50
ARTICLE 9 MISCELLANEOUS..........................................................................................50
   9.1   Notices.................................................................................................50
   9.2   Time of the Essence.....................................................................................51
   9.3   Brokers.................................................................................................51
   9.4   Announcements...........................................................................................52
   9.5   Third Party Beneficiaries...............................................................................52
   9.6   Expenses................................................................................................52
   9.7   Amendments..............................................................................................52
   9.8   Waiver..................................................................................................52
   9.9   Non-Merger..............................................................................................52
   9.10    Entire Agreement......................................................................................53
   9.11    Successors and Assigns................................................................................53
   9.12    Severability..........................................................................................53
   9.13    Governing Law.........................................................................................53
   9.14    Further Assurances....................................................................................53
   9.15    Successors in Interest................................................................................53
   9.16    Language..............................................................................................54
   9.17    Counterparts..........................................................................................54

                            SHARE PURCHASE AGREEMENT



        Share Purchase Agreement dated July 21, 2000, among Marc Tremblay ("TREMBLAY"), Alain Rivard ("RIVARD"), Eric St-Pierre ("ST-PIERRE"), Pierre Boivin ("BOIVIN"), and 9044-0108 Quebec Inc. ("9044") (Tremblay, Rivard, St-Pierre, Boivin and 9044 being hereinafter collectively referred to as "HOLDCO VENDORS") and Societe Innovatech Quebec et Chaudiere-Appalaches, ("INNOVATECH"), Sofinov, Societe Financiere d'Innovation Inc. ("SOFINOV") and Business Development Bank of Canada ("BDC") (Innovatech, Sofinov and BDC being hereinafter collectively referred to as "INVESTORS") and Christian Labbe ("LABBE") and Patrick Murphy ("MURPHY") and the other shareholders listed on the signature page hereto (collectively, the "MINORITY SHAREHOLDERS") and Adept Technology Canada Holding Co., a corporation formed under the Companies Act (Nova Scotia) ("PURCHASER") and Adept Technology, Inc., a corporation incorporated under the laws of California ("ADEPT").

        WHEREAS Hexavision Technologies Inc., a company continued under the laws of Nova Scotia, is in the business of producing machine vision systems;

        WHEREAS Adept is a leading developer of robotic technology and a producer of robots;

        WHEREAS at Closing Labbe and St-Pierre will each enter into an employment agreement with Hexavision and Murphy will enter into an employment agreement with Adept (collectively, the "EMPLOYMENT AGREEMENTS");

        WHEREAS Holdco Vendors own all of the issued and outstanding shares in the capital of Holdco; and

        WHEREAS Adept wishes to acquire all the issued and outstanding shares of Hexavision and Holdco.

        NOW, THEREFORE THIS AGREEMENT sets forth the terms and conditions upon which Purchaser will purchase, and Vendors have agreed to sell, all of the issued and outstanding shares of Hexavision and the terms and conditions upon which Purchaser will purchase, and the Holdco Vendors have agreed to sell, all of the issued and outstanding shares of Holdco.


                                    ARTICLE 1
                                 INTERPRETATION

1.1     DEFINED TERMS.

        As used in this Agreement, the following terms have the following meanings:

        "9044" has the meaning specified in the initial description of the parties hereto.

        "ADEPT" has the meaning specified in the initial description of the parties hereto.

        "ADEPT SHARES" means shares of Common Stock of Adept with .10 cents par value.

        "AFFILIATE" has the meaning specified in the Canada Business Corporations Act.

        "AGREEMENT" means this share purchase agreement and all schedules and instruments in amendment or confirmation of it; and the expressions "ARTICLE" and " SECTION" followed by a number mean and refer to the specified Article or Section of this Agreement.

        "AUTHORIZATION" means, with respect to any Person, any order, permit, approval, waiver, license or similar authorization of any Governmental Entity having jurisdiction over the Person.

        "AVERAGE PRICE" means the average trading price of the Adept Shares as quoted on the Nasdaq National Market for the 30-day period ending on (and including) the Contingency Date.

        "BDC" has the meaning specified in the initial description of the parties hereto.

        "BOIVIN" has the meaning specified in the initial description of the parties hereto.

        "BONUS PAYMENTS" has the meaning specified in Section 2.5.

        "BOOKS AND RECORDS" means all books of account, tax records, sales and purchase records, customer and supplier lists, business reports, plans and projections and all other documents, files, correspondence and other information of Hexavision and its Subsidiary whether in writing or electronic form.

        "BUSINESS DAY" means any day other than a Saturday, Sunday or other day on which the principal commercial banks in Montreal, Quebec are not open for business during normal business hours.

        "CAPS" has the meaning specified in Section 7.6(2).

        "CLAIMED AMOUNT" has the meaning specified in the Indemnification Escrow Agreement.

        "CLOSING" means the completion of the transaction of purchase and sale contemplated in this Agreement.

        "CLOSING DATE" means the date hereof.

        "COGNEX" has the meaning specified in Section 7.1(d).

        "COGNEX CLAIM" had the meaning specified in Section 7.1(d).

        "CONSENT" means the consent of a contracting party to a change in control of Hexavision or the indirect change of control of the Subsidiary, as the case may be, if required by the terms of any Contract.

        "CONTINGENCY" has the meaning specified in Section 2.4(b).

        "CONTINGENCY DATE" has the meaning specified in Section 2.4(b).

        "CONTINGENT PAYMENT" has the meaning specified in Section 2.4(c).

        "CONTINGENT SHARES" has the meaning specified in Section 2.4(d).

        "CONTRACTS" means all agreements to which any of Hexavision or its Subsidiary is a party including all contracts, leases of personal property and commitments of any nature, written or oral, including (i) unfilled purchase orders received by any of Hexavision or its Subsidiary, (ii) forward commitments by Hexavision or its Subsidiary for supplies or materials entered into in the Ordinary Course, (iii) the Licensed Technology Agreements and the Technology Exploitation Agreements and (iv) restrictive agreements and negative covenant agreements which any of Hexavision or its Subsidiary has with its employees, past or present.

        "COPYRIGHTS" has the meaning specified in Section 1.1.

        "CORPORATE RECORDS" means the corporate records of Hexavision and its Subsidiary, including all constating documents and by-laws, all minutes of meetings and resolutions of shareholders and directors (and any committees), and the share certificate books, securities register, register of transfers and register of directors.

        "DAMAGES" means any loss, liability, claim, damages or expenses (whether or not involving a third-party claim) including legal expenses.

        "EMPLOYEE PLANS" means all the employee benefit, fringe benefit, supplemental unemployment benefit, bonus, incentive, profit sharing, termination, change of control, pension, retirement, stock option, stock purchase, stock appreciation, health, welfare, medical, dental, disability, life insurance and similar plans, programmes, arrangements or practices relating to the current or former employees, officers or directors of Hexavision and its Subsidiary maintained, sponsored or funded by Hexavision and its Subsidiary, whether written or oral, funded or unfunded, insured or self-insured, registered or unregistered.

        "EMPLOYMENT AGREEMENTS" has the meaning specified in the preamble hereto.

        "ENVIRONMENTAL LAWS" means all applicable Laws and agreements with Governmental Entities and all other statutory requirements relating to public health or the protection of the environment and all Authorizations issued pursuant to such Laws, agreements or statutory requirements.

        "ESCROW AGENT" means Montreal Trust Company.

        "ESCROW PARTIES" shall mean the Investors, Holdco Vendors and the Indemnifying Employees.

        "ESCROW PARTY CONTROLLED CLAIM" has the meaning specified in Section
        7.10.

        "FINANCIAL STATEMENTS" shall mean the audited consolidated financial statements for Hexavision and its Subsidiary consisting of balance sheets as at January 31, 1999 and January 31, 2000 and the accompanying statements of losses, retained losses and changes in financial position for each of the 12 month periods ended January 31, 1999 and January 31, 2000, respectively, and notes to the financial statements together with the auditor's reports thereon, a copy of which financial statements are annexed hereto as Schedule 3.2(x).

        "GAAP" means, at any time, accounting principles generally accepted in Canada including those set out in the Handbook of the Canadian Institute of Chartered Accountants, at the relevant time applied on a consistent basis.

        "GATIQ" means the Developpement Economique Canada (GATIQ).

        "GOVERNMENTAL ENTITY" means any (i) multinational, federal, provincial, state, municipal, local or other governmental or public department, central bank, court, commission, board, bureau, agency or instrumentality, domestic or foreign, (ii) any subdivision or authority of any of the foregoing, or (iii) any quasi-governmental or private body exercising any regulatory, expropriation or taxing authority under or for the account of any of the above.

        "HEXAVISION" has the meaning specified in the recitals hereto.

        "HEXAVISION SHARES" has the meaning specified in Section 2.1.

        "HOLDCO" means 3340538 Canada Inc., a corporation incorporated under the Canadian Business Corporations Act.

        "HOLDCO SHARES" has the meaning specified in Section 2.2.

        "HOLDCO SHAREHOLDERS AGREEMENT" has the meaning specified in Section
        2.13.

        "HOLDCO VENDORS" has the meaning specified in the initial description of the parties hereto.

        "INDEMNIFICATION ESCROW AGREEMENT" has the meaning set forth in Section 2.4(c).

        "INDEMNIFIED PARTY" has the meaning specified in Section 7.8.

        "INDEMNIFYING EMPLOYEE SHARES" has the meaning specified in Section 2.5(c).

        "INDEMNIFYING EMPLOYEES" has the meaning specified in Section 2.5.

        "INDEMNIFYING PARTY" has the meaning specified in Section 7.8.

        "INDEMNIFYING VENDOR SHARES" has the meaning specified in Section
        2.4(e).

        "INDEMNITY FUND" has the meaning specified in Section 2.7.

        "INDEMNITY SHARE VALUE" has the meaning specified in Section 2.7.

        "INDIVIDUAL CAP" has the meaning specified in Section 7.6(3).

        "INDIVIDUAL REPRESENTATIONS AND COVENANTS" has the meaning specified in
        Section 7.6(1).

        "INTELLECTUAL PROPERTY ASSETS" means all Intellectual Property Rights owned or licensed by Hexavision or its Subsidiary.

        "INTELLECTUAL PROPERTY RIGHTS" means all the rights of Hexavision or its Subsidiary in the following, whether protected, created or arising under the laws of Canada or any foreign, state or other jurisdiction:

        (i) business names, trade names, trademarks and service marks (whether registered or unregistered, including any applications for registration of any of the foregoing), logos, Internet domain names, trade dress rights and general intangibles of a like nature, together with the goodwill associated with any of the foregoing (collectively, "MARKS");

        (ii) patent rights listed in Schedule 3.2(u)(iii) (collectively, the "PATENT RIGHTS");

        (iii) topographies, codes, Software, copyrightable works, including but not limited to all registrations and applications therefor (collectively, "COPYRIGHTS"); and

        (iv) know-how, inventions, discoveries, concepts, ideas, methods, processes, formulae, technical data, confidential information and other proprietary information, including customer lists, excluding any rights in respect of any of the foregoing that comprise or are protected by Copyrights or Patent Rights (collectively, "TRADE SECRETS").

        "INTERIM FINANCIAL STATEMENTS" means the consolidated unaudited balance sheet of Hexavision and its Subsidiary as at April, 30, 2000 and the accompanying consolidated unaudited statement of income (loss) of Hexavision and its Subsidiary for the three month period then ended and all notes in respect thereof.

        "INNOVATECH" has the meaning specified in the initial description of the parties hereto.

        "INVESTORS" has the meaning specified in the initial description of the parties hereto.

        "ITA" has the meaning specified in Section 3.2(hh)(ix).

        "LABBE" has the meaning specified in the initial description of the parties hereto.

        "LAWS" shall mean (i) all constitutions, treaties, laws, statutes, codes, ordinances, orders, decrees, rules, regulations, and municipal by-laws, whether domestic, foreign or international; and (ii) all judgments, orders, writs, injunctions, decisions, rulings, decrees, and awards of any Governmental Entity; in each case binding on or affecting the Party or Person referred to in the context in which such word is used; for greater certainty Laws shall include Environmental Laws; and "LAW" shall mean any one of them.

        "LEASE" means that certain lease dated May 26, 1998 as amended between SITQ Bureau Inc. and Hexavision with respect to the Leased Property.

        "LEASED PROPERTY" means Suite 200 of that certain building bearing civic number 1020, Route de l'Eglise, Sainte-Foy, Quebec G1V 3V9.

        "LICENSED INTELLECTUAL PROPERTY" has the meaning specified in Section 3.2(u)(v)(f).

        "LICENSED TECHNOLOGY AGREEMENTS" has the meaning specified in Section 3.2(u)(v).

        "LIEN" means any mortgage, charge, pledge, hypothecation, security interest, assignment, lien (statutory or otherwise), prior claims, title retention agreement or arrangement, restrictive covenant or other encumbrance of any nature whatsoever, however so arising or any other arrangement or condition which, in substance, secures payment or performance of an obligation.

        "MARKS" has the meaning specified in Section 1.1.

        "MATERIAL CONTRACTS" has the meaning specified in Section 3.2(s).

        "MINORITY SHAREHOLDERS" has the meaning specified in the initial description of the parties hereto.

        "MURPHY" has the meaning specified in the initial description of the parties hereto.

        "NOTICE" has the meaning specified in Section 7.9.

        "OPERATIONAL AMOUNT" means the sum of $8,330 and $16,000 (being $24,330) representing the agreed expenses to be incurred by Hexavision in respect of certain software to be purchased and certain employee related deductions and payments.

        "ORDINARY COURSE" means, with respect to an action taken by a Person, that such action is consistent with the past practices of the Person and is taken in the ordinary course of the normal day-to-day operations of the Person.

        "OWNED COPYRIGHT" has the meaning specified in Section 3.2(u)(iv).

        "OWNED MARKS" has the meaning specified in Section 3.2(u)(i).

        "OWNED PATENT RIGHTS" has the meaning specified in Section 3.2(u)(iii).

        "PARTIES" means all of the parties to this Agreement and any other Person who may become a party to this Agreement.

        "PATENTS" means (a) patents and all applications therefor, including any and all continuations divisional, continuation in part, or reissued patent applications or patents issuing thereon and (b) disclosures relating to any inventions, improvements, processes, models or concepts which might properly constitute material for a patent application.

        "PENDING MATTERS" has the meaning specified in Section 2.8(c).

        "PERSON" means a natural person, partnership, limited liability partnership, corporation, joint stock company, trust, unincorporated association, joint venture or other entity or Governmental Entity, and pronouns have a similarly extended meaning.

        "PUBLIC STATEMENTS" has the meaning specified in Section 9.4.

        "PURCHASE PRICE" has the meaning specified in Section 2.3.

        "PURCHASER" has the meaning in the initial description of the parties hereto.

        "PURCHASER CONTROLLED CLAIM" has the meaning set forth in Section 7.10.

        "R&D CREDIT OR REFUNDS" has the meaning specified in Section
        3.2(hh)(xi).

        "RELEASED PARTIES" has the meaning specified in Section 2.13.

        "REQUIRED CONSENTS" means those Consents and Authorizations listed and described in Schedule 3.2(c) and Schedule 3.2(e).

        "RIVARD" has the meaning specified in the initial description of the parties hereto.

        "SEC" means the United States Securities and Exchange Commission.

        "SEC DOCUMENTS" has the meaning specified in Section 2.8.

        "SECURITIES ACT" has the meaning specified in Section 2.8.

        "SHAREHOLDERS AGREEMENT" means the unanimous shareholders agreement of Hexavision dated June 13, 1997 together with all amendments thereto among Hexavision, Holdco and the Investors.

        "SHARES" means collectively, the Contingent Shares, the Indemnifying Vendors Shares and the Indemnifying Employee Shares.

        "SOFINOV" has the meaning specified in the initial description of the parties hereto.

        "SOFTWARE" means any and all (i) computer programs, including any and all software implementations of algorithms, models and methodologies, whether in source code or object code, (ii) databases and compilations, including any and all data and collections of data, whether machine readable or otherwise, (iii) descriptions, flow-charts and other work product used to design, plan, organize and develop any of the foregoing, and (iv) all documentation, including user manuals and training materials, relating to any of the foregoing, in each case developed, owned or licensed by Hexavision and/or Subsidiary.

        "SOLIDARY REPRESENTATIONS AND COVENANTS" has the meaning specified in
        Section 7.6(1).

        "ST-PIERRE" has the meaning specified in the initial description of the parties hereto.

        "SUBSIDIARY" means Hexavision, Inc., a company incorporated under the laws of Delaware and a wholly-owned subsidiary of Hexavision.

        "SYSTEMS" has the meaning specified in Section 3.2(u)(xi).

        "TAX" or "TAXES" has the meaning specified in Section 3.2(hh)(i).

        "TAX RETURNS" has the meaning specified in Section 3.2(hh)(ii).

        "TECHNOLOGY EXPLOITATION AGREEMENTS" has the meaning specified in
        Section 3.2(u)(vi).

        "THIRD PARTY CLAIM" has the meaning specified in Section 7.10(1).

        "TRADE SECRETS" has the meaning specified in Section 1.1.

        "TREMBLAY" has the meaning specified in the initial description of the parties hereto.

        "VENDORS" means Investors, Tremblay and Labbe and the Minority Shareholders.

1.2     GENDER AND NUMBER.

        Any reference in this Agreement to gender includes all genders and words importing the singular number only shall include the plural and vice versa.

1.3     HEADINGS, ETC.

        The provision of a Table of Contents, the division of this Agreement into Articles and Sections and the insertion of headings are for convenient reference only and are not to affect its interpretation.

1.4     CURRENCY.

        All references in this Agreement to dollars, unless otherwise specifically indicated, are expressed in United States currency.

1.5     KNOWLEDGE.

        Where any representation or warranty contained in this Agreement is expressly qualified by reference to "knowledge", it shall be deemed to refer to the actual knowledge of the Person making the representation or warranty.

1.6     ACCOUNTING TERMS.

        All accounting terms not specifically defined in this Agreement shall be interpreted in accordance with GAAP.

1.7     INCORPORATION OF SCHEDULES.

        The schedules attached to this Agreement shall, for all purposes of this Agreement, form an integral part of it.

1.8     INTERPRETATION.

        All uses of the terms Marks, Patent Rights, Copyrights and Trade Secrets in Section 3.2(u) shall mean Marks, Patent Rights, Copyrights and Trade Secrets that are Intellectual Property Assets. All references in this Agreement to the ITA and to amounts to be withheld pursuant thereto shall be deemed to be made to the ITA, as now enacted or as it may from time to time be amended, re-enacted or replaced, and in the case of any such amendment, re-enactment or replacement, any references herein to the ITA and to amounts to be withheld pursuant thereto shall be read as referring to such amended, re-enacted or replaced provisions.

1.9     LIST OF SCHEDULES

        The following is a list of the Schedules attached hereto and incorporated herein by reference:


Schedule 2.4(a)           -        Allocation of Purchase Price Payable at Closing
Schedule 2.4(b)(i)        -        Allocation of Payments to Minority Shareholders
Schedule 2.4(b)(ii)       -        Names of Employees
Schedule 2.4(c)(i)        -        Allocation of Contingent Payment
Schedule 2.4(c)(ii)       -        Indemnification Escrow Agreement
Schedule 2.4(d)           -        Allocation of Contingent Shares
Schedule 2.4(e)           -        Allocation of Indemnifying Vendor Shares
Schedule 2.5              -        Bonus Payments
Schedule 2.6              -        Adjustment Formula
Schedule 2.12             -        Repayment of Loans
Schedule 3.1(d)           -        Hexavision Shares
Schedule 3.2(a)           -        Jurisdictions
Schedule 3.2(c)           -        Consents and Authorizations
Schedule 3.2(f)           -        Other Options, Securities of Hexavision and its Subsidiary
Schedule 3.2(k)           -        Conduct of Business not in the Ordinary Course
Schedule 3.2(o)           -        Liens
Schedule 3.2(q)           -        Owned Property
Schedule 3.2(s)           -        Material Contracts
Schedule 3.2(t)           -        Breaches of Material Contracts
Schedule 3.2(u)(i)        -        Owned Marks
Schedule 3.2(u)(iii)      -        Owned Patent Rights
Schedule 3.2(u)(iii)(e)   -        Protection of Patent Rights
Schedule 3.2(u)(iv)       -        Owned Copyrights

Schedule 3.2(u)(iv)(b)    -        Persons not having waived Moral Rights
Schedule 3.2(u)(v)        -        Licensed Technology Agreements
Schedule 3.2(u)(vi)       -        Technology Exploitation Agreements
Schedule 3.2(u)(ix)       -        Infringement
Schedule 3.2(u)(x)        -        Employee and Investors
Schedule 3.2(u)(xi)       -        Systems
Schedule 3.2(v)           -        Product and Service Warranties
Schedule 3.2(x)           -        Financial Statements
Schedule 3.2(y)           -        Liabilities
Schedule 3.2(z)           -        Banks Accounts
Schedule 3.2(bb)          -        Employees
Schedule 3.2(cc)          -        Employees Plans
Schedule 3.2(dd)          -        Insurance
Schedule 3.2(ff)          -        Suppliers
Schedule 3.2(hh)(iv)      -        Assessments
Schedule 4.1(d)           -        Holdco Shares
Schedule 7.1              -        Changes made to Intellectual Property Assets
Schedule 9.1              -        Coordinates of Escrow Parties and Minority Shareholders

                                    ARTICLE 2
                      HEXAVISION SHARES AND PURCHASE PRICE

2.1     PURCHASE AND SALE OF HEXAVISION

        Subject to the terms and conditions of this Agreement, each Vendor hereby sells, assigns and transfers to Purchaser and Purchaser hereby purchases from each Vendor all (but not less than all) of their respective shares in the capital of Hexavision as set forth in Schedule 3.1(d), which shares, together with the shares held by Holdco in the capital of Hexavision, constitute in the aggregate all (but not less than all) of the issued and outstanding shares in the capital of Hexavision (collectively, the "HEXAVISION SHARES ").

2.2     PURCHASE AND SALE OF HOLDCO

        Subject to the terms and conditions of this Agreement, each Holdco Vendor hereby sells, assigns and transfers to Purchaser and Purchaser hereby purchases from each Holdco Vendor all (but not less than all) of their respective shares in the capital of Holdco as set forth in Schedule 4.1(d), which shares constitute in the aggregate all (but not less than all) of the issued and outstanding shares in the capital of Holdco (collectively, the "HOLDCO SHARES").

2.3     PURCHASE PRICE

        Subject to Section 2.4 and Section 2.5, the aggregate purchase price payable by Purchaser to Vendors and Holdco Vendors for the Hexavision Shares and the Holdco Shares, respectively, shall be $7,757,797 (the "PURCHASE PRICE").

2.4     PAYMENT OF THE PURCHASE PRICE

        Purchaser shall pay the Purchase Price to or to the order of Vendors and Holdco Vendors by bank draft, certified cheque or wire transfer of immediately available funds to accounts designated in writing by each Vendor and each Holdco Vendor as follows:

        (a) by remitting on the Closing Date to Vendors and Holdco Vendors an aggregate of $5,085,145 in the proportions set out beside each of their respective names in Schedule 2.4(a), the receipt of which is hereby acknowledged by each Vendor and each Holdco Vendor;

        (b) subject to Section 2.6, $11,920 payable to the Minority Shareholders listed in Schedule 2.4(b)(i), on the dates, and in the amounts set forth beside their respective names, provided at least 50% of the employees listed in Schedule 2.4(b)(ii) have not resigned from Hexavision, Adept or Purchaser (or any of their respective successors or assignees) (the "CONTINGENCY") on the one year anniversary of the Closing Date (the "CONTINGENCY DATE");

        (c) subject to Sections 2.6 and 2.7 and provided the Contingency is satisfied on the Contingency Date, by remitting to the Escrow Agent on the Closing Date $1,582,4891 (the "CONTINGENT Payment"), payable to Investors, Holdco Vendors and Labbe on the dates, and in the amounts set out in Schedule 2.4(c)(i), the whole pursuant to the terms and conditions of the escrow agreement attached hereto as Schedule 2.4(c)(ii) (the "INDEMNIFICATION ESCROW AGREEMENT");

        (d) subject to Section 2.6 and provided the Contingency is satisfied on the Contingency Date, by delivering on the Contingency Date to the Minority Shareholders such number of Adept Shares as is equal to (i) the amount set out beside each of the names of the Minority Shareholders in Schedule 2.4(d), divided by (ii) the Average Price (the "CONTINGENT SHARES") (and, in the event the foregoing calculation results in a fractional share, the cash equivalent thereof); and

        (e) subject to Sections 2.6 and 2.7 and provided the Contingency is satisfied on the Contingency Date, by delivering on the Contingency Date to Investors, Holdco Vendors and Labbe such number of Adept Shares as is equal to (i) the amount set out beside each of their respective names in Schedule 2.4(e), divided by (ii) the Average Price (collectively, the "INDEMNIFYING VENDOR SHARES") (and, in the event the foregoing calculation results in a fractional share, the cash equivalent thereof).







------------------------

1 Less the appropriate portion of the Operational Amount calculated in accordance with the program and worksheet referred to in the Indemnification Escrow Agreement.

2.5     PAYMENT OF BONUSES TO INDEMNIFYING EMPLOYEES

        At Closing, Hexavision and each of Labbe and St-Pierre and Adept and Murphy (Labbe, St-Pierre and Murphy being hereinafter collectively referred to as the "INDEMNIFYING EMPLOYEES") will enter into the Employment Agreements which will provide, among other things, that each Indemnifying Employee will be entitled to receive (collectively, the "BONUS PAYMENTS"):

        (a) the signing bonuses (less applicable withholdings and mandatory deductions) in the amounts set forth beside each of the names of Indemnifying Employees in Schedule 2.5;

        (b) subject to Sections 2.6 and 2.7 and provided the Contingency is satisfied on the Contingency Date and, in the case of Murphy and St-Pierre, provided they are still employed by Hexavision, Adept or Purchaser (or any of their respective successors or assigns), the bonus payments set out beside each of the names of Indemnifying Employees in the amounts and on the dates set out in Schedule 2.5 (collectively, the "CONTINGENT BONUS PAYMENTS"), which Contingent Bonus Payments(2) shall be remitted to the Escrow Agent on the Closing Date and shall be dealt with and paid to Indemnifying Employees (less applicable withholdings and mandatory deductions) in accordance with the Indemnification Escrow Agreement; and

        (c) subject to Sections 2.6 and 2.7 and provided the Contingency is satisfied on the Contingency Date and, in the case of Murphy and St-Pierre, provided they are still employed by Hexavision, Adept or Purchaser (or any of their respective successors or assigns), such number of Adept Shares as is equal to (i) the amount (less applicable withholdings and mandatory deductions) set out beside each of the names of Indemnifying Employees in Schedule 2.5, divided by (ii) the Average Price (collectively, the "INDEMNIFYING EMPLOYEE SHARES") (and, in the event the calculation of Adept Shares issuable results in a fraction of a share, the cash equivalent thereof).

2.6     ADJUSTMENT

        In the event the Contingency is not fully satisfied on the Contingency Date, the amounts payable pursuant to Section 2.4(b), 2.4(c) and 2.5(b) and the amounts set out in Schedule 2.4(d), Schedule 2.4(e) and Schedule 2.5 used to calculate the number of Adept Shares to be issued pursuant to Sections 2.4(d), 2.4(e) and 2.5(c) shall be reduced on the Contingency Date to amounts calculated in accordance with Schedule 2.6.






------------------------

(2) Less the appropriate portion of the Operational Amount calculated in accordance with the program and worksheet referred to in the Indemnification Escrow Agreement.

2.7     INDEMNITY FUND

        The Contingent Payment and the Contingent Bonus Payments remitted by Purchaser to the Escrow Agent pursuant to Sections 2.4(c) and 2.5(b), respectively (collectively with the Indemnity Share Value, the "INDEMNITY FUND"), shall be held by Escrow Agent in order to secure the payment of any Damages giving rise to indemnification in favor of Purchaser pursuant to Article 7, the whole in accordance with the terms and conditions of the Indemnification Escrow Agreement. Purchaser shall also be entitled to compensate the amount of any Damages giving rise to indemnification in favor of Purchaser pursuant to
Article 7 against the value represented by the Indemnifying Vendor Shares and the Indemnifying Employee Shares ($1,214,337) (the "INDEMNITY SHARE VALUE"). Upon such compensation, the Indemnity Share Value shall be reduced by the amount of the Damages giving rise to indemnification in favor of Purchaser pursuant to
Article 7 and the balance of the Indemnity Share Value, if any, shall be re-allocated among the Escrow Parties in accordance with the program and worksheet referred to in Indemnification Escrow Agreement for the purposes of determining the number of Adept Shares issuable to them pursuant to Sections 2.4(e) and 2.5(c).

2.8 NO REGISTRATION UNDER SECURITIES ACT; SEC DOCUMENTS; ADEPT FINANCIAL STATEMENTS

        (a) Subject to Section2.8(b), the Adept Shares to be issued pursuant to this Agreement will not be registered under the Securities Act of 1933 of the United States, and the rules and regulations thereunder, as amended (the "SECURITIES ACT"). Prior to the Contingency Date, each holder of Adept Shares shall have provided Adept such additional information regarding such holder's financial and investment background, investment intent and jurisdiction of domicile as Adept may reasonably request to ensure the availability of an exemption from the registration requirements of the Securities Act.

        (b) Within 60 days after the Contingency Date, Adept shall file a registration statement with the SEC to register the Adept Shares to be issued pursuant to this Agreement and shall use all commercially reasonable efforts to cause the same to be declared effective by the SEC as promptly as practicable after such filing. Adept shall prepare and promptly file with the SEC such amendments and supplements to such registration statement and the prospectus used in connection therewith as may be necessary to keep such registration statement effective for a period of not less than 90 days. Adept shall also (1) use all commercially reasonable efforts to register or qualify the Adept Shares as promptly as practicable under such other securities or blue sky laws of such jurisdictions in the United States as any Escrow Party or Minority Shareholder reasonably (in light of the intended plan of distribution) requests and (2) use all commercially reasonable efforts to cause all such Adept Shares to be listed on each securities exchange on which similar securities issued by Adept are then listed or quoted on any inter-dealer quotation system on which similar securities issued by Adept are then quoted.

        (c) Notwithstanding the foregoing, Adept may defer the filing of a registration statement required by this Section 2.8 for a period not to exceed 180 days after the Contingency Date if at the time of the proposed filing Adept is not able to use

                Form S-3 or any successor form or is engaged in confidential business activities or developments (such activities or developments referred to herein as "PENDING MATTERS"), disclosure of which may, in the good faith judgment of the Board of Directors of Adept, materially and adversely affect Adept or the successful conclusion of such Pending Matter. A deferral of the filing of a registration statement pursuant to this Section 2.8(c) shall be lifted, and the requested registration statement shall be filed forthwith, if the negotiations, other activities or developments are publicly disclosed or terminated.

        (d) All of the out-of-pocket expenses incurred in connection with any registration of Adept Shares pursuant to this Agreement, including, without limitation, all SEC, Nasdaq National Market and U.S. blue sky registration and filing fees, printing expenses, transfer agents' and registrars' fees, and the reasonable fees and disbursements of Adept's outside counsel and independent accountants shall be paid by Adept; provided, however, that such counsel and accountants will not, at Adept's expense, deliver any legal opinion or "comfort letter," respectively, to the Escrow Parties or Minority Shareholders or any underwriter of the Adept Shares. All sales commissions, legal fees, or other fees and expenses incurred by the Escrow Parties and Minority Shareholders in connection with the sale of Adept Shares pursuant to the registration statement shall be paid by the Escrow Parties and Minority Shareholders.

        (e) Prior to the filing of the registration statement, the Escrow Parties and the Minority Shareholders shall have provided Adept with such information as is reasonably requested in connection with the filing of a registration statement and Adept and the Minority Shareholders and Escrow Parties shall have entered into a reciprocal indemnification agreement reasonably acceptable to all of them and in such form and substance as is customary in connection with the filing of a registration statement.

        (f) Each Party (other than Purchaser and Adept) acknowledges that Adept has made available to such Party a copy of its Annual Report on Form 10-K for the fiscal year ended June 30, 1999, its Quarterly Reports on Form 10-Q for the quarters ended October 2, 1999, January 1, 2000 and April 1, 2000 which Adept filed under the Exchange Act with the Securities and Exchange Commission (the "SEC DOCUMENTS"). The SEC Documents include all statements, reports and documents required to be filed by Adept pursuant to the Exchange Act and the Securities Act. As of their respective filing dates, (i) none of the SEC Documents contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements made therein, in light of the circumstances in which they were made, not misleading, except to the extent corrected by a subsequently filed SEC Document and (ii) all SEC Documents complied in all material respects with the Exchange Act and the rules of the SEC promulgated thereunder. The financial statements included in the SEC Documents fairly present the consolidated financial condition, operating results and cash flows of Adept and its subsidiaries at the dates and during the periods indicated therein in accordance with U.S. GAAP consistently applied

                (subject,in the case of unaudited statements, to normal, recurring year-end adjustments and additional footnote disclosures, which, in either case, would not have a material adverse effect on Adept). Adept has filed all reports that it is required to file under the Exchange Act.

2.9     ESCROW PARTIES AND MINORITY SHAREHOLDERS REPRESENTATIONS

        This Agreement is made with each Escrow Party and each Minority Shareholder upon the understanding as a specific representation to Adept and Purchaser by each Escrow Party and each Minority Shareholder that:

        (a) he or it will acquire the Shares for his or its own account, not as a nominee or agent, and not with a view to any distribution or public offering thereof within the meaning of the Securities Act, and he or it has no present intention of selling, granting participation in, or otherwise distributing the same, but subject nevertheless to any requirement of Law that the disposition of its property shall at all times be within its control;

        (b) he or it is aware of and has investigated Adept's business, management and financial condition, has received, and has been furnished with such other materials and has been given access to such other information about Adept as he or it has deemed necessary or desirable to reach an informed and knowledgeable decision to acquire the Shares;

        (c) by reason of his or its business or financial experience, or the business or financial experience of its professional advisor, he or it has the capacity to protect his or its own interests in connection with this transaction and is capable of evaluating the merits and risks of its prospective investment in Adept. He or it has the ability to bear the economic risk of the investment pursuant to this Agreement, including a complete loss of his or its investment in the Shares; and

        (d) if other than an individual, it has not been organized or materially reorganized for the purpose of investing in securities of Adept , although such investment is consistent with its purposes.

2.10    MURPHY REPRESENTATIONS

        This Agreement is made with Murphy upon the understanding as a specific representation to Purchaser and Adept by Murphy that:

        (a) Murphy understands that the Adept Shares have not been registered under the Securities Act by reason of reliance upon certain exemptions therefrom, and that the reliance of Purchaser and Adept on such exemptions is predicated upon, among other things, the bona fide nature of investment intent as expressed in Sections 2.9 and 2.10.

        (b) Murphy understands that the securities being purchased hereunder are "restricted securities" within the meaning of Rule 144 promulgated under the

                Securities Act; that such securities are not registered and must be held indefinitely unless they are subsequently registered or an exemption from such registration is available. Murphy has been advised or is aware of the provisions of Rule 144 promulgated under he Securities Act as in effect from time to time, which permits limited resale of shares purchased in a private placement subject to the satisfaction of certain conditions, including, among other things: the availability of certain current public information about Purchaser and Adept, the resale occurring following the required holding period under Rule 144 and the number of shares being sold during any three-month period not exceeding specified limitations.

        (c) Murphy either (i) has a pre-existing business or personal relationship with Adept or any of its officers, directors or controlling persons, or (ii) by reason of Murphy's business or financial experience or the business or financial experience of Murphy's professional advisors who are unaffiliated with and who are not compensated by Purchaser and Adept, directly or indirectly, could be reasonably assumed to have the capacity to evaluate the merits and risks of an investment in Purchaser and Adept and to protect Murphy's own interests in connection with this transaction.

2.11    STOCK RESTRICTIONS

        In addition to any legend imposed by applicable state securities laws, the certificates representing the Shares (other than Shares issued to Murphy) shall bear a restrictive legend (and stop transfer orders shall be placed against the transfer thereof with Adept's transfer agent), stating substantially as follows:

        THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT") AND ARE SUBJECT TO RESTRICTIONS ON TRANSFER. THEY MAY NOT BE SOLD, TRANSFERRED, ASSIGNED, OR HYPOTHECATED EXCEPT IN ACCORDANCE WITH THE PROVISIONS OF REGULATION S UNDER THE SECURITIES ACT, PURSUANT TO REGISTRATION UNDER THE SECURITIES ACT, OR PURSUANT TO AN AVAILABLE EXEMPTION FROM REGISTRATION. HEDGING TRANSACTIONS INVOLVING THE SECURITIES REPRESENTED BY THIS CERTIFICATE MAY NOT BE CONDUCTED UNLESS IN COMPLIANCE WITH THE SECURITIES ACT.

        THE ISSUER MAY REFUSE TO REGISTER ANY TRANSFER OF THE SECURITIES NOT MADE IN ACCORDANCE WITH THE PROVISIONS OF REGULATION S, PURSUANT TO REGISTRATION UNDER THE SECURITIES ACT, OR PURSUANT TO AN AVAILABLE EXEMPTION FROM REGISTRATION.

        Such legend shall be removed by Adept upon delivery to it of an opinion of counsel satisfactory to Adept in form and substance reasonably satisfactory to Purchaser and Adept, that a registration statement under the Securities Act is at the time in effect with respect to the legended security or that such security can be freely transferred without such registration statement being in effect.

        Any certificate representing the Adept Shares issued to Murphy shall be endorsed with the following legend and any legend required by state securities laws of the jurisdictions of Murphy.

        "THESE SECURITIES HAVE NOT BEEN REGISTERED UNDER THE U.S. SECURITIES ACT OF 1933, AS AMENDED, OR REGISTERED OR QUALIFIED UNDER THE SECURITIES LAWS OF ANY STATE OR OTHER JURISDICTION. IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT UNDER SUCH ACT AND SUCH LAWS, THESE SECURITIES MAY NOT BE OFFERED, SOLD, TRANSFERRED OR OTHERWISE DISPOSED OF, EXCEPT PURSUANT TO AN APPLICABLE EXEMPTION FROM THE REGISTRATION AND QUALIFICATION REQUIREMENTS OF SUCH ACT AND SUCH LAWS OR UPON OBTAINING AN OPINION OF COUNSEL, SATISFACTORY TO THE COMPANY, THAT SUCH DISPOSITION MAY BE MADE WITHOUT REGISTRATION OR QUALIFICATION OF THE SECURITIES UNDER SUCH ACT AND SUCH LAWS."

        Such legend shall be removed by Adept upon delivery to it of an opinion of counsel satisfactory to Adept in form and substance satisfactory to Adept, that a registration statement under the Securities Act is at the time in effect with respect to the legended security or that such security can be freely transferred without such registration statement being in effect.

        The Shares issued to Vendors, Holdco Vendors and Indemnifying Employees pursuant to Sections 2.4(d), 2.4(e) and 2.5(c), respectively, shall only be resold in accordance with the provisions of Regulation S (Rule 901 through Rule
905) under the Securities Act, pursuant to registration under the Securities Act, or pursuant to an available exemption from registration. Vendors, Holdco Vendors and Indemnifying Employees agree not to engage in hedging transactions with regard to the Shares they own unless in compliance with the Securities Act.

        Adept shall not be required to register any transfer of Adept Shares issued to Murphy unless and until one of the following events shall have occurred:

        (a) Adept shall have received a statement of the circumstances surrounding the transfer and, if requested by Adept, an opinion of counsel, in form and substance reasonably acceptable to Purchaser and Adept and its counsel, stating that the transfer is exempt from registration under the Securities Act as then in effect, and the Rules and Regulations of the Securities and Exchange Commission thereunder, or

        (b) the Adept Shares are transferred pursuant to a registration statement which has been filed with the Security and Exchange Commission and has become effective.

        Promptly after delivery to Adept and its counsel of the statement or the opinion described in clause (a) above, Adept either shall deliver to the proposed transferor a statement to the effect that such statement or opinion is not satisfactory in the reasonable opinion of its counsel or shall authorize Adept's transfer agent to make the requested transfer.

        The restrictions on transfer imposed by this Section 2.12 shall cease and terminate as to the Adept Shares when (i) such securities shall have been effectively registered under the Securities Act and sold by the holder thereof in accordance with such registration, or (ii) an acceptable opinion of counsel as described in subparagraph (a) above states that all future transfers of such securities by the transferor or the contemplated transferee would be exempt from registration under the Securities Act.

2.12    REPAYMENT OF LOANS

        On the Closing Date Purchaser will cause Hexavision to pay for the benefit of Holdco (i) Canadian $80,000 to Holdco Vendors in the proportions set out in Schedule 2.12 in full payment of the loan made to Hexavision by Holdco, provided the appropriate consent and waiver is obtained from GATIQ; and, (ii) Canadian $450,000 to GATIQ in full repayment of the loan made to Hexavision by GATIQ.

2.13    TERMINATION OF SHAREHOLDERS AGREEMENT

        Each of Holdco Vendors hereby terminate the shareholders agreement dated January 30, 1997 by and between themselves, Francois G. Tremblay and Holdco (the "HOLDCO SHAREHOLDERS AGREEMENT") and hereby release and discharge Purchaser, Adept, Hexavision and its Subsidiary and their respective directors, shareholders and officers and successors and assigns (collectively, the "RELEASED PARTIES") of and from any and all actions, causes of actions, suits, claims and demands of any kind whatsoever, either at law or at equity which Holdco Vendors and Francois G. Tremblay ever had, shall have or may have, or which their respective heirs, executors, administrators, successors and assigns, or any of them hereafter can, shall or may have, directly or directly, against any of the Released Parties for or by reason of any cause matter or thing whatsoever arising out of, under or pursuant to the Holdco Shareholders Agreement.

        Each of Investors hereby terminate the Shareholders Agreement and hereby release and discharge the Released Parties of and from any and all actions, causes of actions, suits, claims and demands of any kind whatsoever, either at law or at equity, which Investors ever had, shall have or may have, or which their respective heirs, executors, administrators, successors and assigns, or any of them hereafter can, shall or may have, directly or directly, against any of the Released Parties for or by reason of any cause matter or thing whatsoever arising out of, under or pursuant to the Shareholders Agreement.


                                    ARTICLE 3
                REPRESENTATIONS AND WARRANTIES OF ESCROW PARTIES;
                            AND MINORITY SHAREHOLDERS

3.1     INDIVIDUAL REPRESENTATIONS AND WARRANTIES OF VENDORS AND MURPHY

        Subject to Article 7, each of Murphy (but only with respect to Sections 3.1(b) and 3.1(c)) and each of the Vendors individually represents and warrants as to himself or itself, as the case may be, as follows to Purchaser and Adept and acknowledges and confirms that Purchaser and

Adept are relying upon such representations and warranties in connection with the purchase by Purchaser of the Hexavision Shares and the Holdco Shares:

        (a) INCORPORATION AND QUALIFICATION. To the extent Vendor is a corporation, it is a corporation incorporated, organized and existing under its jurisdiction of incorporation and has the corporate power to own and operate its property, carry on its business and enter into and perform its obligations under this Agreement.

        (b) VALIDITY OF AGREEMENT. The execution, delivery and performance by him or it, as the case may be, of this Agreement and the Escrow Agreements:

                (i) to the extent that Vendor is a corporation, have been duly authorized by all necessary corporate action on its part;

                (ii) do not (or would not with the giving of notice, the lapse of time or the happening of any other event or condition) result in a breach or a violation of, or conflict with, or allow any other Person to exercise any rights under, any of the terms or provisions of any contracts or instruments to which he or it is a party or, to the extent Vendor is a corporation, its constating documents or by-laws;

                (iii) will not result in a breach of, or cause the termination or revocation of, any Authorization held by him or it, as the case may be, necessary to the ownership of his or its Hexavision Shares or Holdco Shares, as the case may be; and

                (iv) will not result in the violation of any Law, except where such violation would not have a material adverse effect on the transactions contemplated by this Agreement or the business, operations and assets of Hexavision or its Subsidiary.

        (c) EXECUTION AND BINDING OBLIGATION. This Agreement has been duly executed and delivered by, and constitutes a legal, valid and binding obligation of, enforceable against, him or it, as the case may be, in accordance with its terms subject only to any limitation under applicable Laws relating to (i) bankruptcy, winding-up, insolvency, arrangement and other similar Laws of general application affecting the enforcement of creditors' rights, and (ii) the discretion that a court may exercise in the granting of equitable remedies such as specific performance and injunction.

        (d) TITLE TO HEXAVISION SHARES. He or it, as the case may be, is the sole registered and beneficial owner of the number and class of shares set out beside his or its respective name in Schedule 3.1(d), with a good title thereto, free and clear of all Liens. Such shares collectively constitute the Hexavision Shares. Upon Closing, Purchaser will have good and valid title to such Hexavision Shares, free and clear of all Liens.

        (e) RESIDENCE OF VENDORS. He or it, as the case may be, is not a non-resident of Canada within the meaning of the ITA.

        (f) NOT A U.S. PERSON. He or it, as the case may be, is not a U.S. Person and is not acquiring the securities for the account or benefit of any U.S. Person.

3.2     SOLIDARY REPRESENTATIONS AND WARRANTIES OF ESCROW PARTIES

        Subject to Article 7, Escrow Parties hereby solidarily (jointly and severally) represent and warrant as follows to Purchaser and Adept and acknowledges and confirms that Purchaser and Adept are relying upon such representations and warranties in connection with the purchase by Purchaser of the Hexavision Shares and the Holdco Shares:

        (a) INCORPORATION AND QUALIFICATION. Each of Hexavision and its Subsidiary is a corporation incorporated, organized and existing under the Laws of its jurisdiction of incorporation and has the corporate power to own and operate its property, carry on its business as currently conducted and as proposed to be conducted and enter into and perform its obligations under this Agreement. Each of Hexavision and its Subsidiary is duly qualified, licensed or registered to carry on business in the jurisdictions listed in Schedule 3.2(a). The jurisdictions listed in Schedule 3.2(a). include all jurisdictions in which the nature of the assets or the business of Hexavision and its Subsidiary, makes such qualification necessary or where each of Hexavision and its Subsidiary owns or leases any material assets or conducts any material business.

        (b) NO DEFAULT. Neither of Hexavision or its Subsidiary is in breach, default or violation (and no event has occurred that with notice or the lapse of time or both would constitute a breach, default or violation) of any term, condition or provision of (i) its constating documents or by-laws or (ii) any order, writ, injunction, decree, law, statute, rule or regulation applicable to Hexavision or its Subsidiary or pursuant to which any of its assets or property may be affected.

        (c)     VALIDITY OF AGREEMENT. Except for the Consents disclosed in
                Schedule 3.2(c), the execution, delivery and performance by Hexavision, Escrow Parties and Minority Shareholders of this Agreement and the Indemnification Escrow Agreement:

                (i) do not (or would not with the giving of notice, the lapse of time or the happening of any other event or condition) result in a breach or a violation of, or conflict with, or allow any other Person to exercise any rights under, any of the terms or provisions of its constating documents or by-laws or any Contracts or instruments to which any of Hexavision or its Subsidiary is a party or pursuant to which any of its assets or property may be affected; and

                (ii) will not result in a breach of, or cause the termination or revocation of, any Authorization necessary to the ownership or the operation of the business of Hexavision or its Subsidiary.

        (d) EXECUTION AND BINDING OBLIGATION. This Agreement has been duly executed and delivered by, and constitutes a legal, valid and binding obligation of, enforceable against Hexavision in accordance with its terms subject only to any limitation under applicable Laws relating to (i) bankruptcy, winding-up, insolvency, arrangement and other similar Laws of general application affecting the enforcement of creditors' rights, and
                (ii) the discretion that a court may exercise in the granting of equitable remedies such as specific performance and injunction.

        (e) REQUIRED AUTHORIZATIONS. There is no requirement to make any filing with, give any notice to, or obtain any Authorization of, any Governmental Entity or Person as a condition to the lawful completion of the transactions contemplated by this Agreement without loss of benefits under any Contracts or instruments to which Hexavision or its Subsidiary is a party or pursuant to which any of its assets or property may be affected, except for the filings, notifications and Authorizations described in
                Schedule 3.2(c) or that relate solely to the identity of Purchaser or the nature of the business carried on by Purchaser.

        (f) AUTHORIZED AND ISSUED CAPITAL. The authorized capital of Hexavision consists of an unlimited number of Class A, B, C, D, E, F, G, H and I shares, of which 6,261,451 class A shares and 135,000 class B shares (and no more) have been duly issued and are outstanding as fully paid and non-assessable; such shares constitute all of the Hexavision Shares. All of the Hexavision Shares have been issued in compliance with all applicable Laws including, without limitation, applicable securities Laws.

                The authorized capital of Subsidiary consists of an unlimited number of common shares, of which 1500 common shares and (and no more) have been duly issued and are outstanding as fully paid and non-assessable; such shares constitute all of the issued and outstanding shares in the capital of the Subsidiary. All of the issued and outstanding shares in the capital of the Subsidiary have been issued in compliance with all applicable Laws including, without limitation, applicable securities Laws.


                Except as set forth in Schedule 3.2(f), there are no outstanding options, securities, loans or notes convertible or exchangeable for any shares or other securities of Hexavision or its Subsidiary.

        (g) TITLE TO SUBSIDIARY SHARES. Hexavision is the registered and beneficial owner of 1500 common shares in the capital of the Subsidiary, with good title thereto, free and clear of all Liens. Such shares constitute all of the issued and outstanding shares of the Subsidiary.

        (h) NO SUBSIDIARIES. Other than Subsidiary, Hexavision holds no shares or other ownership, equity or proprietary interests (or option for any of the foregoing) in any other Person. Subsidiary holds no shares or other ownership, equity or proprietary interests (or option for any of the foregoing) in any other Person.

        (i) NO OTHER AGREEMENTS TO PURCHASE. Except as set forth in Schedule 3.2(f) and except for Purchaser's right under this Agreement, no Person (including, without limitation the employees and shareholders of Hexavision or its Subsidiary) has any written or oral agreement, option or warrant or any right or privilege (whether by Law, pre-emptive or contractual) capable of becoming such for (i) the purchase or acquisition from Vendors of any of the Hexavision Shares, or (ii) the purchase, subscription, allotment or issuance of any of the unissued shares or other securities of Hexavision or its Subsidiary.

        (j) CORPORATE RECORDS. The Corporate Records are complete and accurate in all material respects, and contain copies of all of the articles, by-laws and resolutions adopted by the shareholders and directors of Hexavision and its Subsidiary since the date of its incorporation, all of which have been duly passed. Other than the Shareholders' Agreement, Hexavision has never been subject to, or affected by, any shareholders agreement.

        (k)     CONDUCT OF BUSINESS IN ORDINARY COURSE. Except as disclosed in
                Schedule 3.2(k), since January 31, 2000, each of Hexavision and its Subsidiary has carried on its business in the Ordinary Course and, without limiting the generality of the foregoing, neither of Hexavision or its Subsidiary has:

                (i) made or assumed any commitment, obligation or liability which is outside the Ordinary Course;

                (ii) transferred to (including by license) any Person any rights to the Intellectual Property Assets, except in connection with sales of Hexavision's or its Subsidiary's products or services in the Ordinary Course;

                (iii) terminated, entered into, amended or otherwise modified any agreements pursuant to which any Person is granted marketing, distribution or similar rights of any type or scope or any third party royalty rights with respect to any products of Hexavision or its Subsidiary, or entered into or amended any strategic alliance, license or sub-license agreement, or joint development agreement;

                (iv) terminated, entered into, amended or otherwise modified in any material respect any contract, agreement or commitment, including any Material Contract;

                (v) sold or otherwise in any way alienated or disposed of any of its assets other than in the Ordinary Course;

                (vi) split, combined or reclassified any of its shares, or issued, granted, redeemed, retired, repurchased or otherwise acquired shares in its capital or any options, warrants, rights, bonds, debentures, notes or other corporate security or research declared, made or paid any dividend or made any other distributions or appropriations of profits of capital;

                (vii) discharged any secured or unsecured obligation or liability (whether accrued, absolute, contingent or otherwise), other than obligations and liabilities discharged in the Ordinary Course;

                (viii) waived or cancelled any material claim, or account receivable, trade account, or right outside the Ordinary Course or made any gift;

                (ix) terminated the employment of any manager or officer or granted any severance or termination pay or similar obligation to any member, manager, officer or any other employee, except payments made pursuant to written agreements or other legally binding commitments disclosed to Purchaser in writing and in effect on the date hereof;

                (x) made any change in the rate or form of compensation or remuneration or option payable or to become payable to any of its shareholders, directors, officers, employees or agents which is outside the Ordinary Course;

                (xi) made any change in its accounting principles and practices as utilized in the preparation of the Financial Statements and the Interim Financial Statements or granted to any customer any special allowance or discount, or changed its pricing, credit or payment policies, other than in the Ordinary Course;

                (xii) made or assumed any commitment, obligation or liability or made any individual capital expenditure in excess of $10,000 or $25,000 in the aggregate;

                (xiii) made any loan or advance, or assumed, guaranteed or otherwise became liable with respect to the liabilities or obligations of any Person;

                (xiv) modified its constating instruments, by-laws or capital structure;

                (xv)    removed any auditor;

                (xvi) purchased or otherwise acquired any corporate security or proprietary, participatory or profit interest in any Person;

                (xvii) incurred any indebtedness other than to trade creditors in the Ordinary Course;

                (xviii) settled any litigation or claim requiring payment by
                        Hexavision or its Subsidiary in excess of $10,000 individually; or

                (xix) authorized, agreed or otherwise committed to any of the foregoing.

        (l) NO MATERIAL ADVERSE CHANGE. Since January 31, 2000, there has not been any material adverse change in the affairs, operations, business, assets, properties, prospects or condition of Hexavision or its Subsidiary.

        (m) COMPLIANCE WITH LAWS. Each of Hexavision and its Subsidiary is conducting its business in compliance with all applicable Laws, including, Environmental Laws, other than acts of non-compliance which, in the aggregate, are not material.

        (n) AUTHORIZATIONS. Each of Hexavision and its Subsidiary owns, holds, possesses or lawfully uses in the operation of its business, all Authorizations which are necessary for it to conduct its business, as presently or previously conducted or as currently contemplated to be conducted or for the ownership and use of its assets in compliance with all applicable Laws, including, Environmental Laws. Each Authorization is valid, subsisting and in good standing, and neither of Hexavision or its Subsidiary is in default or in breach of any Authorizations and, to the knowledge of each of Hexavision and the Escrow Parties, no proceeding is pending or threatened to revoke or limit any Authorizations.

        (o) TITLE TO THE ASSETS. Except as set forth in Schedule 3.2(o), each of Hexavision and its Subsidiary owns (with good title) all of the properties and assets (whether real, personal or mixed and whether tangible or intangible) that it purports to own including all the properties and assets reflected as being owned by each of Hexavision and its Subsidiary in the financial Books and Records. Each of Hexavision and its Subsidiary has legal and beneficial ownership of such assets free and clear of all Liens.

        (p) CONDITION OF TANGIBLE ASSETS. The equipment and tangible personal property of Hexavision and its Subsidiary are in good operating condition and repair having regard to their use and age and are adequate and suitable for the uses to which they are being put. None of such equipment and tangible personal property is in need of maintenance or repairs, except for normal maintenance.

        (q) NO OWNED PROPERTY. Except as set forth in Schedule 3.2(q), neither of Hexavision or its Subsidiary is the owner or lessee of, or subject to any agreement or option to own or lease, any buildings, plants, structures, vehicles or real property or any interest in any buildings, plants, structures, vehicles or real property, other than the Leased Property.

        (r) LEASE. Except as set forth in Schedule 3.2(q), neither of Hexavision or its Subsidiary is a party to, or under any agreement to become a party to, any lease with respect to real property other than the Lease. The Lease is in good standing and is in full force and effect without amendment. With respect to the Lease (i) all rents and additional rents have been paid,
                (ii) no waiver, indulgence or postponement of the lessee's obligations has been granted by the lessor and there exists no event of default thereunder.

        (s)     MATERIAL CONTRACTS. Except for the Contracts described in
                Schedule 3.2(s) (collectively, the "MATERIAL CONTRACTS"), the Lease, the Contracts referred to in Section 3.2(u), the Employee Plans, the insurance policies set out in Schedule 3.2(dd) and the Contracts listed in Schedule 3.2(bb), neither of Hexavision or its Subsidiary is a party to or bound by:

                (i) any distributor, sales, advertising, agency or manufacturer's representative Contract;

                (ii) any continuing Contract for the purchase of materials, supplies, equipment or services involving in the case of any such Contract more than $10,000 over the life of the Contract;

                (iii) any Contract that expires or that may be renewed at the option of any Person other than Hexavision or its Subsidiary, as the case may be, so as to expire more than one year after the date of this Agreement;

                (iv) any trust indenture, mortgage, promissory note, loan agreement or other Contract for the borrowing of money, any currency exchange, commodities or other hedging arrangement or any leasing transaction of the type required to be capitalized in accordance with GAAP;

                (v) any Contract for capital expenditures in excess of $10,000 in the aggregate;

                (vi) any confidentiality, secrecy or non-disclosure Contract or any Contract limiting the freedom of Hexavision or its Subsidiary to engage in any line of business, compete with any other Person, operate its assets at maximum production capacity or otherwise conduct its business;

                (vii) any Contract pursuant to which Hexavision or its Subsidiary is a lessor of any machinery, equipment, motor vehicles, office furniture, fixtures or other personal property;

                (viii) any Contract with any Person with whom Hexavision or its Subsidiary, or any of Vendors does not deal at arm's length within the meaning of the Income Tax Act (Canada);

                (ix) any agreement of guarantee, support, indemnification, assumption or endorsement of, or any similar commitment with respect to, the obligations, liabilities (whether accrued, absolute, contingent or otherwise) or indebtedness of any other Person;

                (x) any Contract involving or relating to the Intellectual Property Assets of Hexavision; or

                (xi)    any other Contract made out of the Ordinary Course.

        (t) NO BREACH OF MATERIAL CONTRACTS. Except as set forth in Schedule 3.2(t), each of Hexavision and its Subsidiary has performed all of the obligations required to be performed by it and is entitled to all benefits under, and is not alleged to be in default of any Material Contract to which it is a party. Each of the Material Contracts is in full force and effect, unamended, and there exists no default or event of default or event, occurrence, condition or act (including the purchase of the Hexavision Shares) which, with the giving of notice, the lapse of time or the happening of any other event or condition, would become a default or event of default under any Material Contract. True, correct and complete copies of all Material Contracts have been delivered to Purchaser.

        (u)     INTELLECTUAL PROPERTY.

                (i) "OWNED MARKS". Schedule 3.2(u)(i) sets forth an accurate and complete list of all registered Marks, pending applications for registration of any Marks and material unregistered Marks, in each case owned by Hexavision and its Subsidiary (collectively, "OWNED MARKS"). Except as may be set forth in Schedule 3.2(u)(i):

                        (a) neither of Hexavision or its Subsidiary has received any notice or claim (whether written or oral) challenging Hexavision's or its Subsidiary's exclusive and complete ownership of the Owned Marks or suggesting that any other Person has any claim of legal or beneficial ownership or other claim or interest with respect thereto;

                        (b) neither of Hexavision or its Subsidiary has received any notice or claim (whether written or oral) challenging the validity or enforceability of the Owned Marks;

                        (c) neither of Hexavision or its Subsidiary has granted to any Person any right, license or permission to use any of the Owned Marks; and

                        (d) no Owned Marks has been or is now involved in any opposition or cancellation proceeding and, to the knowledge of Escrow Parties, no such action is threatened with respect to any of the Owned Marks.

        (ii) NO PATENTS. Other than the Patent Rights, neither of Hexavision nor Subsidiary owns or licenses any Patents.

        (iii) OWNED PATENT RIGHTS. Schedule 3.2(u)(iii) contains a complete and correct list and summary description of all Patent Rights owned by each of Hexavision and its Subsidiary (collectively, "OWNED PATENT RIGHTS"), indicating for each (to the extent applicable) the applicable jurisdiction, registration or application number and date issued (or date filed) and a summary of the claims to which such Owned Patent Rights relates. Except as may be set forth on Schedule 3.2(u)(iii):

                (a) to the knowledge of Escrow Parties, each of Hexavision and its Subsidiary is the sole owner of all right, title and interest in and to all of their respective Owned Patent Rights, in each case free and clear of any and all Liens, covenants, conditions and restrictions or other adverse claims or interests of any kind or nature, and neither of Hexavision or its Subsidiary has received any notice or claim (whether written or oral) challenging Hexavision's or its Subsidiary's complete and exclusive ownership of the Owned Patent Rights or suggesting that any other Person has any claim of legal or beneficial ownership with respect thereto;

                (b) there is no claim challenging or questioning the validity or enforceability of any of the Owned Patent Rights or, to the knowledge of Escrow Parties, any threat or other indication of an intention on the part of any Person to bring a claim that any Owned Patent Rights is invalid, is unenforceable or has been misused;

                (c) to the knowledge of Escrow Parties, the Owned Patent Rights are legally valid and enforceable;

                (d) the inventions disclosed in the Owned Patent Rights may be practised by Hexavision and its Subsidiary without infringing any other patents owned by any Person;

                (e) each of Hexavision and its Subsidiary has taken the steps set out in Schedule 3.2(u)(iii)(e) to protect their respective rights in and to the Owned Patent Rights;

                (f) neither of Hexavision or its Subsidiary has granted to any other Person any right, license or permission to practice any of the Owned Patent Rights;

                (g) to the knowledge of Escrow Parties, all of the Owned Patent Rights are currently in compliance with legal requirements (including payment of filing, examination, and maintenance fees and proofs of working or use);

                (h) to the knowledge of Escrow Parties, all maintenance fees, annuities, and the like due on the Owned Patent Rights have been timely paid;

                (i) no other Person's activities, technology, products or operations have infringed or are infringing in any material respect on any of the Owned Patent Rights.

        (iv) OWNED COPYRIGHTS. There are no registered Copyrights (whether registered with the Canadian Intellectual Property Office or in any foreign jurisdiction) owned by either of Hexavision or its Subsidiary and no pending applications for registration of Copyrights filed by Hexavision or its Subsidiary anywhere in the world. Schedule 3.2(u)(iv) sets forth a list of all material Copyrights, including but not limited to Software, on which either of Hexavision or its Subsidiary owns copyright (collectively the "OWNED COPYRIGHT"). Except as may be set forth on Schedule 3.2(u)(iv):

                (a) each of Hexavision and its Subsidiary is the sole owner of all rights, title and interest in and to all of their respective Owned Copyright, in each case free and clear of all Liens, covenants, conditions and restrictions or other adverse claims or interest of any kind or nature, and neither of Hexavision or its Subsidiary has received any notice of claim challenging Hexavision's or its Subsidiary's complete and exclusive ownership of the Owned Copyright or suggesting that any other Person has any claim of legal or beneficial ownership with respect thereto;

                (b) except for each of the employees of Hexavision and the other persons listed in Schedule 3.2(u)(iv)(b), each of Hexavision and its Subsidiary has obtained, in writing, appropriate waivers of moral rights in their favor and its successors and assigns as well as copyright assignments in writing, where necessary, from all Persons whose copyrightable work has been incorporated, in whole or in part, to any Owned Copyright;

                (c) there is no claim challenging or questioning the validity or enforceability of any of the Owned Copyright or, to the knowledge of Escrow Parties, any threat or other indication of an intention on the part of any Person to bring a claim that any Owned Copyright is invalid, is unenforceable or is infringing on any Person's rights;

                (d) neither of Hexavision or its Subsidiary has granted to any other Person any right, license or permission to use any of the Owned Copyright; and

                (e) no other Person's activities, products or operations have infringed or are infringing in any material respect on any of the Owned Copyright.

        (v) AGREEMENTS IN RESPECT OF LICENSED TECHNOLOGY. Schedule 3.2(u)(v), sets forth a complete and accurate list of all license agreements granting to Hexavision and/or its Subsidiary any material right to use or practice any rights under any Intellectual Property Asset other than off-the-shelf desktop applications available on reasonable terms through commercial distributors or in consumer retail stores for a license fee of no more than $5,000 but including all such agreements that are otherwise material to Hexavision and/or its Subsidiary (collectively, the "LICENSED TECHNOLOGY AGREEMENTS"), including for each the title and the parties thereto. Each of Hexavision and its Subsidiary owns or possesses adequate licenses or other rights to use all of their respective Intellectual Property Assets that are licensed from third parties. Schedule 3.2(u)(v) contains a complete and accurate list of any royalty obligations or other volume or milestone-based payment obligations of Hexavision and/or its Subsidiary under any Licensed Technology Agreement. Except as may be set forth on Schedule 3.2(u)(v):

                (a) no royalties, fees, honoraria or other payments are payable by Hexavision or its Subsidiary to any Person by reason of the ownership, use, sale, licensing, distribution or other exploitation of any Software or Owned Copyright;

                (b) all Licensed Technology Agreements are in full force and effect, and neither of Hexavision or its Subsidiary is in material breach thereof or aware of any claim or information to the contrary;

                (c) there are no outstanding and, to the knowledge of Escrow Parties, no threatened disputes or disagreements with respect to any Licensed Technology Agreement;

                (d) the expiration dates of all Licensed Technology Agreements are sufficiently distant from the date hereof that no potential impairment of the value of any of Hexavision's or its Subsidiary's products could reasonably be imputed by virtue of the non-renewal of the term of any Licensed Technology Agreement;

                (e) the rights licensed under each Licensed Technology Agreement will be exercisable by Hexavision or its Subsidiary, as the case may be, on and after the Closing to the same extent as exercisable by Hexavision or its Subsidiary, as the case may be, prior to the Closing (subject to any applicable consent requirement);

                (f) the Licensed Technology Agreements together expressly confer on Hexavision or its Subsidiary, as applicable, valid and enforceable rights under or in respect of all of the Intellectual Property Rights that are not owned exclusively by Hexavision or its Subsidiary and that are used or practised in Hexavision's and its Subsidiary's business (collectively, the "LICENSED INTELLECTUAL PROPERTY"); and

                (g) neither the execution and delivery of this Agreement, nor the consummation of the transactions contemplated hereby, will conflict with or result in a breach of any of the terms, conditions or provisions of, or constitute a default under, or result in the impairment of any rights under, any Licensed Technology Agreement.

        (vi) AGREEMENTS INVOLVING DISTRIBUTION OR OTHER RIGHTS GRANTED TO THIRD PARTIES. Schedule 3.2(u)(vi) sets forth the text of the standard provisions included in Hexavision's and its Subsidiary's standard product development agreements regarding the grant by Hexavision or its Subsidiary to any Person of any right to distribute, develop, prepare derivative works based on, support or maintain or otherwise commercially exploit any content, Software or technology of Hexavision and its Subsidiary used in connection with Hexavision's or its Subsidiary's business, or any license by Hexavision and its Subsidiary of any rights with respect to any Intellectual Property Assets, including any value-added reseller agreements, exclusive and non-exclusive license agreements, joint development or marketing agreements, and strategic alliance agreements (collectively, "TECHNOLOGY EXPLOITATION AGREEMENTS").

        (vii) Schedule 3.2(u)(vi) also contains a complete, accurate and specific list of all Technology Exploitation Agreements that deviate from the standard provision described in Section 3.2(u)(vi). Except as may be set forth in Schedule 3.2(u)(vi):

                (a) all Technology Exploitation Agreements are in full force and effect and Hexavision and its Subsidiary, and, to the knowledge of Escrow Parties, any other party thereto, is not in breach thereof, nor is it aware of any claim or information to the contrary;

                (b) there are no outstanding and, to the knowledge of Escrow Parties, no threatened disputes or disagreements with respect to any Technology Exploitation Agreement; and

                (c) neither the execution and delivery of this Agreement, nor the consummation of the transaction contemplated hereby, will conflict with or result in a breach of (or adversely impact Hexavision's or its Subsidiary's rights under) any of the terms, conditions or provisions of, or constitute a default under any Technology Exploitation Agreement.

        (VIII) SUFFICIENCY OF OWNED AND LICENSED INTELLECTUAL PROPERTY. The Owned Marks, the Owned Patent Rights and to the knowledge of Escrow Parties the Owned Copyright, the Licensed Intellectual Property and the Trade Secrets constitute all of the Intellectual Property Rights necessary for the conduct of Hexavision's and its Subsidiary's business as presently conducted by Hexavision and its Subsidiary, and constitute all of the Intellectual Property Rights necessary to operate Hexavision's and its Subsidiary's business after the Closing in substantially the same manner as the business heretofore has been operated by Hexavision and its Subsidiary.

        (ix) INFRINGEMENT. Except as may be set forth on Schedule 3.2(u)(ix), neither of Hexavision or its Subsidiary is, and neither of Hexavision or its Subsidiary has been a party to any proceeding, nor, to the knowledge of Escrow Parties, has any proceeding been threatened, that involves or involved a claim of infringement misappropriation or other wrongful use or exploitation, either
                (i) by Hexavision or its Subsidiary against any other Person or
                (ii) by any Person against Hexavision or its Subsidiary of any Intellectual Property Asset or of the Intellectual Property Right used or exploited by Hexavision or its Subsidiary in the conduct of their business, nor, to the knowledge of Escrow Parties, is there any reasonable basis therefor. Except as may be set forth in Schedule 3.2(u)(ix), the use, practice or other exploitation of (A) any of the Owned Marks, (B) any of the Owned Patent Rights, (C) any of the Owned Copyrights, (D) the subject matter of any other work of authorship fixed in a tangible medium that is used, copied, modified, displayed or distributed in connection with the conduct by Hexavision and its Subsidiary of their business, including any Software and, (E) any of the Licensed Intellectual Property, do not conflict with, infringe upon, violate or result in a misappropriation of, any patent, copyright, trade secret or other Intellectual Property Right or other right of any Person, nor is any of the foregoing subject to any outstanding order, judgement, decree, stipulation or agreement restricting the use thereof by Hexavision and its Subsidiary or, in the case of any Intellectual Property Asset licensed to Hexavision and its Subsidiary, restricting the sale, transfer, assignment or licensing thereof by Hexavision and its Subsidiary to any Person. Except as may be set forth in Schedule 3.2(u)(ix), Hexavision and its Subsidiary have the exclusive right to bring actions against any Person that is infringing any Intellectual Property Assets other than Licensed Intellectual Property and to retain for itself any damages recovered in any such action.

        (x) EMPLOYEE AGREEMENTS. Except as set forth on Schedule 3.2(u)(x), all current and former employees and consultants of Hexavision and its Subsidiary whose duties or responsibilities relate to Hexavision's and/or its Subsidiary's business have entered into confidentiality, invention assignment and proprietary information agreements with Hexavision and/or its Subsidiary in the form provided to Purchaser. To the knowledge of Escrow Parties, no employee or consultant of Hexavision and/or its Subsidiary's whose duties or responsibilities relate to Hexavision's and/or its Subsidiary's business is obligated under any agreement (including licenses, covenants or commitments of any nature) or subject to any judgment, decree or order of any court or administrative agency, or any other restriction that would interfere with the use of its, his or her best efforts to carry out its, his or her duties for Hexavision or its Subsidiary or to promote the interests of Hexavision or its Subsidiary or that would conflict with Hexavision's and its Subsidiary's business. The carrying on of Hexavision's and its Subsidiary's business by such employees and contractors of Hexavision and its Subsidiary will not, to the knowledge of Escrow Parties, conflict with or result in a breach of the terms, conditions or provisions of, or constitute a default under, any contract, covenant or instrument under which any of such employees or consultants or Hexavision and its Subsidiary is now obligated. Except as set forth on Schedule 3.2(u)(x), to the knowledge of Escrow Parties, it will not be necessary to utilize any inventions or any other intellectual property of any employees of or consultants to Hexavision or its Subsidiary (or Person Hexavision or its Subsidiary currently intends to hire) acquired prior to their employment by Hexavision or its Subsidiary in order to carry on the business as presently conducted by Hexavision and its Subsidiary. At no time during the conception of or reduction to practice of any Intellectual Property Right owned by Hexavision and/or its Subsidiary was any developer, inventor or other contributor to such Intellectual Property Right operating under any grants from any Governmental Entity or university or private source, performing research sponsored by any Governmental Entity or agency or private source or subject to any employment agreement or invention assignment or nondisclosure agreement or other obligation with any third party that could adversely affect Hexavision's and its Subsidiary's rights in such Intellectual Property Rights.
                Schedule 3.2(u)(x), lists each present and past employee, independent contractor and consultant who participated in a material way in the creation or development of any other material Intellectual Property Asset, indicating, in the case of any such employee, whether such employee is a present or past employee. Without limiting the generality of the foregoing,
                Schedule 3.2(u)(x), specifically identifies each inventor involved in any Owned Patent Rights (either individually or jointly with others), and indicates whether such inventor is a current employee of Hexavision or its Subsidiary and, if not a current employee of Hexavision or its Subsidiary, the relationship of such inventor to Hexavision or its Subsidiary at the time the respective invention was made and the present relationship, if any, of such inventor with Hexavision or its Subsidiary.

        (xi) DISABLING CODE AND CONTAMINANTS. Each of Hexavision and its Subsidiary has taken reasonable steps and implemented reasonable procedures to ensure that its internal computer systems used in connection with Hexavision's and its Subsidiary's business (consisting of hardware, software, databases or embedded control systems, "SYSTEMS") are free from any disabling codes or instructions and any virus or other intentionally created, undocumented, contaminant that may, or may be used to, access, modify, delete, damage or disable any of the Systems or that might result in damage thereto. Each of Hexavision and its

                Subsidiary has taken the steps set out in Schedule 3.2(u)(xi), to safeguard its Systems and restrict unauthorized access thereto.

        (xii)   YEAR 2000.

                (a) The current versions of the Software (and Software currently in development) and all other Intellectual Property Rights may be used after December 31, 1999, so that such Software and Intellectual Property Assets will operate after such time period without error caused by date data that represents or references different centuries or more than one century.

                (b) Purchaser is not reasonably likely to incur expenses arising from or relating to the failure of any of Hexavision's or its Subsidiary's Systems or any of the Software as a result of the advent of the year 2000, the advent of the twenty-first century or the transition from the twentieth century through the year 2000.

        (v) PRODUCT AND SERVICE WARRANTIES. Schedule 3.2(v), sets forth complete and accurate copies of the written warranties and guaranties by Hexavision and its Subsidiary currently in effect with respect to their products and services and a summary of any oral warranties. There have not been any material deviations from such warranties and guaranties, and neither Hexavision, its Subsidiary, nor any of their salesmen, employees, distributors and agents is authorized to undertake obligations to any customer or to other third parties in excess of such warranties or guaranties.

        (w) BOOKS AND RECORDS. All accounting and financial Books and Records have been fully, properly and accurately kept and completed in all material respects. The Books and Records and other data and information are not recorded, stored, maintained, operated or otherwise wholly or partly dependent upon or held by any means (including any electronic, mechanical or photographic process, whether computerized or not) which are not available to Hexavision and its Subsidiary in the Ordinary Course.


        (x) FINANCIAL STATEMENTS. The Financial Statements and the Interim Financial Statements have been prepared in accordance with GAAP applied on a basis consistent with those of previous fiscal years and each fairly, accurately and completely discloses in all material respects (i) the assets, liabilities and obligations (whether accrued, contingent, absolute or otherwise), income, losses, retained earnings, reserves and financial position of Hexavision and its Subsidiary, (ii) the results of operations of Hexavision and its Subsidiary, and
                (iii) the changes in the financial position of Hexavision and its Subsidiary all as at the dates and for the periods therein specified.


                True, correct and complete copies of the Financial Statements and the Interim Financial Statements are attached as Schedule 3.2(x).

        (y)     NO LIABILITIES. Except as disclosed in this Agreement and
                Schedule 3.2(y) or reflected or reserved against in the balance sheet forming part of the Interim Financial Statements, neither of Hexavision or its Subsidiary has any liabilities or obligations of any nature (whether absolute, accrued, contingent or otherwise) except for current liabilities incurred in the Ordinary Course since January 31, 2000.

        (z) BANK ACCOUNTS AND POWERS OF ATTORNEY. Schedule 3.2(z) is a correct and complete list showing the name of each bank in which Hexavision and its Subsidiary has an account or safety deposit box and the names of all Persons authorized to draw on the account or to have access to the safety deposit box, and the names of all Persons holding powers of attorney from Hexavision and its Subsidiary. Copies of the powers of attorney have been provided to Purchaser.

        (aa)    ENVIRONMENTAL MATTERS.

                (i) neither of Hexavision or its Subsidiary ever transported, removed or disposed of any waste to a location outside of Canada;

                (ii) to the knowledge of Escrow Parties, there are no contaminants located in the ground or in groundwater under the Leased Property caused by the operations of Hexavision or its Subsidiary; and

                (iii) neither of Hexavision or its Subsidiary has been required by any Governmental Entity to (i) alter the Leased Property in a material way in order to be in compliance with Environmental Laws, or (ii) perform any environmental closure, decommissioning, rehabilitation, restoration or post-remedial investigations, on, about, or in connection with any real property.

                Schedule 3.2(aa) lists all reports and documents relating to the environmental matters affecting Hexavision, its Subsidiary and the Leased Property which are in the possession or under the control of Hexavision or its Subsidiary and each of Hexavision and the Escrow Parties. Copies of all such reports and documents have been provided to Purchaser. To the knowledge of Escrow Parties, there are no other reports or documents relating to environmental matters affecting Hexavision, its Subsidiary or the Leased Property which have not been made available to Purchaser whether by reason of confidentiality restrictions or otherwise.

        (bb)    EMPLOYEES. Except as set forth in Schedule 3.2(bb):

                (i) there is no collective agreement in force with respect to the employees of Hexavision or its Subsidiary, no collective agreement is currently being negotiated by Hexavision or its Subsidiary, no union or employee bargaining agent holds bargaining rights with respect to any employees of Hexavision or of its Subsidiary, and there are no current or, to the knowledge of Escrow Parties, threatened attempts to organize or establish any trade union or employee association with respect to Hexavision or its Subsidiary; and

                (ii) all amounts due and owing or accrued due but not yet owing for all salary, wages, bonuses, commissions, vacation with pay, pension benefits or other employee benefits have been paid or if accrued are reflected in the Books and Records.

                Schedule 3.2(bb) contains a correct and complete list of each employee and consultant of Hexavision and its Subsidiary whether actively at work or not, their salaries, wage rates, commissions and consulting fees, bonus arrangements, benefits, positions, status as full-time or part-time employees and length of service. The length of notice or severance payment required to terminate the employment of any employee of Hexavision and its Subsidiary is set forth in the applicable employment agreement for that employee, a complete and accurate copy of which Hexavision has delivered to Purchaser.

        (cc)    EMPLOYEE PLANS.

                (i) Schedule 3.2(cc) lists and accurately and completely describes all Employee Plans. Hexavision and its Subsidiary have furnished to the Purchaser true, correct and complete copies of all the Employee Plans as amended as of the date hereof, together with all related material documentation including, summary plan descriptions, the most recent and all material correspondence with all regulatory authorities or other relevant persons.

                (ii) All of the Employee Plans are and have been established, registered, qualified, invested and administered, in all respects, in accordance with their terms and all Laws, including all Tax Laws where same is required for preferential tax treatment. To the knowledge of Escrow Parties, no fact or circumstance exists that could adversely affect the preferential tax treatment ordinarily accorded to any such Employee Plan.

                (iii) No Employee Plan is subject to any pending investigation, examination or other proceeding, action or claim initiated by any regulatory authority, or by any other party (other than routine claims for benefits).

                (iv) All contributions or premiums required to be paid by Hexavision and its Subsidiary under the terms of each Employee Plan or by Laws have been made in a timely fashion in accordance with Laws and the terms of the Employee Plans. Neither of Hexavision or its Subsidiary has any liability (other than liabilities accruing after the Closing Date) with respect to any of the Employee Plans.

                (v) No commitments to improve or otherwise amend any Employee Plan have been made except as required by applicable Laws.

                (vi) None of the Employee Plans (other than pension plans) provide benefits to retired employees or to the beneficiaries or dependants of retired employees.

                (vii) No Employee Plan exists that could result in (i) the payment to any person of any money, benefits or other property, (ii) accelerated or increased funding requirements for any Employee Plan or (iii) the acceleration or provision of any other increased rights or benefits to any person, as a result of the transactions contemplated by this Agreement.

        (dd) INSURANCE. The assets of Hexavision and its Subsidiary are insured against loss or damage by all insurable hazards or risks on a replacement cost basis. Schedule 3.2(dd) contains a list of insurance policies which are maintained by Hexavision and its Subsidiary setting out, in respect of each policy, a description of the type of policy, the name of insurer, the coverage allowance, the expiration date, the annual premium and any pending claims. Neither of Hexavision or its Subsidiary is in default with respect to any of the provisions contained in the insurance policies, the payment of any premiums under any insurance policy nor has failed to give any notice or to present any claim under any insurance policy in a due and timely fashion. Copies of all insurance policies of Hexavision and its Subsidiary have been delivered to Purchaser.

        (ee) LITIGATION. There are no (i) actions, suits or proceedings, at law or in equity, by any Person (including, without limitation, Hexavision and its Subsidiary), (ii) arbitration or alternative dispute resolution process, or (iii) any administrative or other proceeding by or before (or to the knowledge of Escrow Parties any investigation by) any Governmental Entity, pending, or, to the knowledge of Escrow Parties, threatened against or affecting Hexavision or its Subsidiary, the business or assets of Hexavision and its Subsidiary. Neither of Hexavision or its Subsidiary is subject to any judgment, order or decree entered in any lawsuit or proceeding and neither of Hexavision or its Subsidiary settled any claim prior to being prosecuted in respect of it. Neither of Hexavision or its Subsidiary is the plaintiff or complainant in any action, suit or proceeding.

        (ff) CUSTOMERS AND SUPPLIERS. Schedule 3.2(ff) is a true and correct list setting forth all of the major customers and suppliers of Hexavision and its Subsidiary.

        (gg) ACCOUNTS RECEIVABLE. All accounts receivable of Hexavision and its Subsidiary are bona fide, result from the Ordinary Course, have been properly recorded in the Ordinary Course, and, subject to reserves in accordance with past practice, are good and collectible in full when due without any discount, setoff or counterclaim, in amounts equal to not less than the aggregate face amounts thereof.

        (hh)    TAX MATTERS.

                (i) DEFINITION OF TAXES. For the purposes of this Agreement, the term "TAX" or, collectively, "TAXES" shall mean (A) any and all federal, state, provincial, municipal, local and foreign taxes, assessments and other governmental charges, duties, impositions and liabilities including Canada Pension Plan and Provincial Pension Plan contributions and unemployment insurance contributions and employment insurance contributions and workman's compensation and deductions at source, including taxes based upon or measured by gross receipts, income, profits, sales, capital use and occupation, goods and services, and value added, ad valorem, transfer, franchise, withholding, customs duties, payroll, recapture, employment, excise and property taxes, together with all interest, penalties, fines and additions imposed with respect to such amounts and (B) any liability for the payment of any amounts of the type described in clause
                        (A) of this Section 3.2(hh) as a result of any express or implied obligation to indemnify any other Person or as a result of any obligations under any agreements or arrangements with any other Person with respect to such amounts and including any liability for taxes of a predecessor entity.

                (ii) COMPUTATION, PREPARATION AND PAYMENT. Each of Hexavision and its Subsidiary has correctly computed all Taxes, prepared and duly and timely filed all federal, state, provincial, municipal, local and foreign returns, estimates, information statements, elections, designations, reports and any other related filings ("TAX RETURNS"), required to be filed by it, has timely paid all Taxes which are or may become due and payable and has made adequate provision in the Financial Statements for the period ended January 31, 2000. Each of Hexavision and its Subsidiary has made adequate and timely instalments of Taxes required to be made.

                (iii) ACCRUED TAXES. Since January 31, 2000, each of Hexavision and its Subsidiary has only incurred liabilities for Taxes in the Ordinary Course.

                (iv) STATUS OF ASSESSMENTS. All Tax returns of Hexavision and its Subsidiary have been assessed through and including each of the dates set forth in Schedule 3.2(hh)(iv) annexed hereto, and there are no outstanding waivers of any limitation periods or agreements providing for an extension of time for the filing of any Tax Return or the payment of any Tax by Hexavision and its Subsidiary or any outstanding objections to any assessment or reassessment of Taxes. Any deficiencies proposed as a result of such assessments or reassessments of the Tax returns through and including the dates set forth in
                        Schedule 3.2(hh)(iv) annexed hereto have been paid and settled.

                (v) WITHHOLDINGS. Each of Hexavision and its Subsidiary has withheld from each payment made to any of its past and present shareholders, directors, officers, employees and agents the amount of all Taxes and other deductions required to be withheld and has paid such amounts when due, in the form required under the appropriate legislation, or made adequate provision for the payment of such amounts to the proper receiving authorities. The amount of Tax withheld but not remitted by Hexavision and its Subsidiary will be retained in their respective accounts and will be remitted by them to the appropriate authorities when due.

                (vi) COLLECTION AND REMITTANCE. Each of Hexavision and its Subsidiary has collected from each receipt from any of the past and present customers (or other Persons paying amounts to Hexavision and its Subsidiary) the amount of all Taxes (including goods and services tax and provincial sales taxes) required to be collected and has paid and remitted such Taxes when due, in the form required under the appropriate legislation or made adequate provision for the payment of such amounts to the proper receiving authorities. The amount of Tax collected but not remitted by Hexavision and its Subsidiary will be retained in their respective accounts and remitted by them to the appropriate authorities when due.

                (vii) ASSESSMENTS. Neither of Hexavision or its Subsidiary is or, to the knowledge of Escrow Parties, will be subject to any assessments, reassessment, levies, penalties or interest with respect to Taxes which will result in any liability on its part in respect of any period ending on or prior to the Closing Date.

                (VIII) JURISDICTIONS OF TAXATION. Neither of Hexavision or its Subsidiary has been and is currently required to file any returns, reports, elections, designations or other filings with any taxation authority located in any jurisdiction outside Canada or outside the province of Quebec, except for Hexavision and the Subsidiary which are required to file tax returns in the United States.

                (ix) RELATED PARTY TRANSACTIONS. Neither of Hexavision or its Subsidiary has ever been deemed to have for purposes of the Income Tax Act (Canada) (the "ITA"), acquired or had the use of property for proceeds greater than the fair market value thereof from, or disposed of property for proceeds less than the fair market value thereof to, or received or performed services for other than the fair market value from or to, or paid or received interest or any other amount other than at a fair market value rate to or from, any Person, firm or corporation with whom it does not deal at arm's length within the meaning of the ITA.

                (x) FORGIVENESS OF DEBT. Neither of Hexavision or its Subsidiary has at any time benefited from a forgiveness of debt or entered into any transaction or arrangement (including conversion of debt into shares of their share capital) which could have resulted in the application of
                        Section 80 and following of the ITA.

                (xi) RESEARCH AND DEVELOPMENT TAX CREDITS AND EXPENDITURES. All refund of taxes or credits claimed with respect to research and development ("R&D CREDIT OR REFUNDS") were claimed by Hexavision and its Subsidiary in accordance with the provisions of the ITA and the relevant provincial legislation and Hexavision and its Subsidiary have satisfied at all relevant times the relevant criteria and conditions entitling it to such R&D Credit or Refunds.

                (xii) TAX RETURNS. Hexavision and its Subsidiary have made available to Purchaser or its legal counsel, copies of all foreign, federal, state, provincial, municipal and local income and all state and local sales and use Tax Returns for Hexavision and its Subsidiary filed for all periods terminating after January 31, 1996.

                (xiii) CCPC. Since its date of incorporation, each of Hexavision has been a "Canadian controlled private corporation" within the meaning of the ITA.

                (xiv) ASSOCIATED HEXAVISION. Neither of Hexavision or its Subsidiary is, and neither of them has been at any time, associated (within the meaning of the ITA) with any other corporation.

                (xv) TAX BASIS. Hexavision's and its Subsidiary's tax basis in their assets (and the undepreciated capital cost of such assets) for purposes of determining their future amortization, depreciation and other Federal or Provincial income Tax deductions is accurately reflected on Hexavision's and its Subsidiary's Tax Returns and records.

                (xvi) PAID-UP CAPITAL. The paid-up capital for Tax purposes of each of the Hexavision Shares is no less than its stated capital for corporate purposes.


                                    ARTICLE 4
                REPRESENTATIONS AND WARRANTIES OF HOLDCO VENDORS

4.1     INDIVIDUAL REPRESENTATIONS AND WARRANTIES OF HOLDCO VENDORS

        Subject to Article 7, each Holdco Vendor individually represents and warrants as to himself or itself, as the case may be, as follows to Purchaser and acknowledges and confirms that Purchaser is relying upon such representations and warranties in connection with the purchase by Purchaser of the Holdco Shares:

        (a) INCORPORATION AND QUALIFICATION. To the extent a Holdco Vendor is a corporation, it is a corporation incorporated, organized, existing under its jurisdiction of incorporation and has the corporate power to own and operate its property, carry on its business and enter into and perform its obligations under this Agreement.

        (b) VALIDITY OF AGREEMENT. The execution, delivery and performance by him, her or it, as the case may be, of this Agreement and the Escrow Agreement:

                (i) to the extent that a Holdco Vendor is a corporation, have been duly authorized by all necessary corporate action on its part;

                (ii) do not (or would not with the giving of notice, the lapse of time or the happening of any other event or condition) result in a breach or a violation of, or conflict with, or allow any other Person to exercise any rights under, any of the terms or provisions of any contracts or instruments to which he or it is a party or, to the extent a Holdco Vendor is a corporation, its constating documents or by-laws;

                (iii) will not result in a breach of, or cause the termination or revocation of, any Authorization held by him or it, as the case may be, necessary to the ownership or the operation of the business of Hexavision or its Subsidiary; and

                (iv) will not result in the violation of any Law, except where such violation would not have a material adverse effect on the transactions contemplated by this Agreement or the business, operations and assets of Hexavision or its Subsidiary.

        (c) EXECUTION AND BINDING OBLIGATION. This Agreement has been duly executed and delivered by, and constitutes a legal, valid and binding obligation of, enforceable against, him or it, as the case may be, in accordance with its terms subject only to any limitation under applicable Laws relating to (i) bankruptcy, winding-up, insolvency, arrangement and other similar Laws of general application affecting the enforcement of creditors' rights, and (ii) the discretion that a court may exercise in the granting of equitable remedies such as specific performance and injunction.

        (d) TITLE TO HOLDCO SHARES. He or it, as the case may be, is the registered and beneficial owner of the number and class of shares set out beside his or its respective name in Schedule 4.1(d), with a good title thereto, free and clear of all Liens. Such shares collectively constitute the Holdco Shares. Upon Closing, Purchaser will have good and valid title to such Holdco Shares, free and clear of all Liens.

        (e) RESIDENCE OF HOLDCO VENDORS. He or it, as the case may be, is not a non-resident of Canada within the meaning of the ITA.

        (f) NO OTHER AGREEMENTS TO PURCHASE. Except for Purchaser's right under this Agreement and the pre-emptive rights granted under the Shareholders Agreement, the shareholders agreement by and between the Holdco Vendors, Holdco and Francois Tremblay dated January 30, 1997 and the subscription rights granted to the Investors under the Subscription Agreement between the Investors and Hexavision dated February 3, 2000 which rights have been waived by the holders thereof on the date hereof, no Person (including, without limitation the employees and shareholders of Hexavision, its Subsidiary and Holdco) has any written or oral agreement, option or warrant or any right or privilege (whether by Law, pre-emptive or contractual) capable of becoming such for
                (i) the purchase or acquisition from he or it, as the case may be, of any of his or its Holdco Shares, or (ii) the purchase, subscription, allotment or issuance of any of the unissued shares or other securities of Holdco.

        (g) NOT A U.S .PERSON. He or it, as the case may be, is not a U.S. Person and is not acquiring the securities for the account or benefit of any U.S. Person.

4.2     SOLIDARY REPRESENTATIONS AND WARRANTIES OF HOLDCO VENDORS

        Subject to Article 7, the Holdco Vendors solidarily (jointly and severally) represent and warrant to Purchaser that, except for what is reflected in Section 2.12, Holdco does not have and never had any liabilities or obligations of any nature (whether absolute, accrued, contingent or otherwise) and does not own and never owned any assets other than the shares it owns in the share capital of Hexavision. The Holdco Vendors acknowledge and confirm that Purchaser is relying on this representation and warranty in connection with the purchase by Purchaser of the Holdco Shares.


                                    ARTICLE 5
                   REPRESENTATIONS AND WARRANTIES OF PURCHASER

5.1     REPRESENTATIONS AND WARRANTIES OF PURCHASER AND ADEPT

        Each of Purchaser and Adept individually represent and warrant as follows to Escrow Parties and Minority Shareholders and acknowledges and confirms that Escrow Parties and Minority Shareholders are relying on such representations and warranties in connection with the sale by Vendors of the Hexavision Shares and the sale by Holdco Vendors of the Holdco Shares:

        (a) INCORPORATION AND CORPORATE POWER. Each of the Purchaser and Adept is a corporation incorporated, in good standing and existing under the Laws of its jurisdiction of incorporation and has the corporate power and authority to enter into and perform its obligations under this Agreement.

        (b) VALIDITY OF AGREEMENT. Other than the consents which have been obtained, the execution, delivery and performance by Purchaser and Adept of this Agreement and, in the case of Purchaser only, the Indemnification Escrow Agreement:

                (i) have been duly authorized by all necessary corporate action on the part of Purchaser and Adept;

                (ii) do not (or would not with the giving of notice, the lapse of time or the happening of any other event or condition) result in a breach or a violation of, or conflict with, any of the terms or provisions of its constating documents or by-laws or any contracts or instruments to which it is a party or pursuant to which any of its assets or property may be affected; and

                (iii)   will not result in the violation of any Law.

        (c) EXECUTION AND BINDING OBLIGATION. This Agreement and, in the case of Purchaser only, the Indemnification Escrow Agreement have been duly executed and delivered by Purchaser and Adept and constitute a legal, valid and binding obligation of Purchaser and Adept, enforceable against it in accordance with their respective terms subject only to any limitation under applicable Laws relating to (i) bankruptcy, winding-up, insolvency, arrangement and other similar Laws of general application affecting the enforcement of creditors' rights, and (ii) the discretion that a court may exercise in the granting of equitable remedies such as specific performance and injunction.

        (d) REQUIRED AUTHORIZATIONS. There is no requirement to make any filing with, give any notice to, or obtain any Authorization of, any Governmental Entity or Person as a condition to the lawful completion of the transactions contemplated by this Agreement other than those filings, notices and authorizations contemplated in Section 2.8 and those which have been obtained.


                                    ARTICLE 6
                                     CLOSING

6.1     DATE, TIME AND PLACe OF CLOSING

        The completion of the transaction of purchase and sale contemplated by this Agreement shall take place at the offices of Heenan Blaike, 900 Rene-Levesque Blvd East, Suite 600, Quebec, Quebec G1R 4T4, at 10:00 a.m. (Quebec time) on the Closing Date or at such other place, on such other date and at such other time as may be agreed upon in writing between Hexavision and Purchaser.


                                    ARTICLE 7
                                 INDEMNIFICATION

7.1     ESCROW PARTIES INDEMNIFICATION IN FAVOUR OF PURCHASER

        Subject to Sections 7.5 and 7.6, Escrow Parties shall indemnify and save Purchaser, Adept, Hexavision and its Subsidiary harmless of and from:

        (a) any Damages suffered by, imposed upon or asserted against Purchaser, Adept, Hexavision and its Subsidiary as a result of, in respect of, connected with, or arising out of, under, or pursuant to any breach or inaccuracy of or any failure of Escrow Parties to perform or fulfil any of their Individual Representations and Covenants under this Agreement;

        (b) 96% of any Damages suffered by, imposed upon or asserted against Purchaser, Adept, Hexavision and its Subsidiary as a result of, in respect of, connected with, or arising out of, under, or pursuant to any breach or inaccuracy of or any failure to perform or fulfil any of the Solidary Representations and Covenants given or made by Escrow Parties under in this Agreement;

        (c) any Damages suffered by, imposed upon or asserted against Purchaser, Adept. Hexavision and its Subsidiary as a result of, in respect of, connected with, or arising out of, under, or pursuant to any liabilities or obligations of Hexavision or its Subsidiary for Taxes due in connection with any period ending on or prior to the Closing Date; and

        (d) notwithstanding any disclosure contained in the Schedules attached hereto, 50% of any legal costs incurred and amounts paid to Cognex Corporation ("COGNEX") by Adept, Purchaser, Hexavision or its Subsidiary as a result of, in respect of, in any way connected with, or arising out of, under or pursuant to any claim made by Cognex or any of its Affiliates (collectively a "COGNEX CLAIM"): (i) that the Intellectual Property Assets (or any part thereof) as such assets exist on the Closing Date (but including the changes described in Schedule 7.1) infringes upon any of the patents of Cognex or its Affiliates as disclosed on the public file as at the Closing Date or (ii) challenging Hexavision's or its Subsidiaries complete and exclusive ownership or enforceability of the Intellectual Property Assets (or any part thereof) as such assets exist on the Closing Date (but including the changes described in Schedule 7.1) on the basis of the patents of Cognex or its Affiliates disclosed on the public file as at the Closing Date. Notwithstanding anything herein to the contrary, no party to this Agreement shall be liable to indemnify and save harmless Adept, Purchaser, Hexavision and its Subsidiary of and from any Damages suffered by, imposed upon or asserted against Adept, Purchaser, Hexavision or its Subsidiary as a result of, in respect of, connected with or arising out of, under, or pursuant to any Cognex's Claim, or any breach or inaccuracy of any representation or warranty given by any party or any failure to perform or fulfil any covenants given or made by any party under this Agreement insofar as they relate to, are connected with or arise from any Cognex's Claim, other than as set forth in this
                Section 7.1(d).

7.2     MINORITY SHAREHOLDER INDEMNIFICATION IN FAVOR OF PURCHASER

        Subject to Sections 7.5 and 7.6, Minority Shareholders shall indemnify and save Purchaser, Hexavision and its Subsidiary harmless of and from any Damages suffered by, imposed upon or asserted against Purchaser, Hexavision and its Subsidiary as a result of, in respect of, connected with, or arising out of, under or pursuant to:

        (a) any failure of Minority Shareholders to perform or fulfil any of their covenants under this Agreement; and

        (b) any breach or inaccuracy of any representation or warranty given by Minority Shareholders contained in this Agreement.

7.3     HOLDCO VENDORS INDEMNIFICATION IN FAVOR OF PURCHASER

        Subject to Sections 7.5 and 7.6, Holdco Vendors shall indemnify and save Purchaser, Holdco, Hexavision and its Subsidiary harmless of and from any Damages suffered by, imposed upon or asserted against Purchaser, Holdco, Hexavision and its Subsidiary as a result of, in respect of, connected with, or arising out of, under or pursuant to:

        (a) any failure of Holdco Vendors to perform or fulfil any of their covenants under this Agreement;

        (b) any breach or inaccuracy of any representation or warranty given by Holdco Vendors contained in Article 4 of this Agreement; and

        (c) any liabilities or obligations of Holdco of any nature whatsoever arising after the Closing Date in respect of any fact, condition or circumstance existing or occurring on or prior to the Closing Date, including, without limitation, any liabilities of Holdco for Taxes due in connection with any period ending on or prior to the Closing Date.

7.4 PURCHASER AND ADEPT INDEMNIFICATION IN FAVOUR OF ESCROW PARTIES AND MINORITY SHAREHOLDERS

        Subject to Section 7.5, Purchaser and Adept shall indemnify and save Escrow Parties and Minority Shareholders harmless of and from any Damages suffered by, imposed upon or asserted against Escrow Parties and Minority Shareholders as a result of, in respect of, connected with, or arising out of, under or pursuant to:


        (a) any failure of Purchaser and Adept to perform or fulfil any covenant of Purchaser under this Agreement; and

        (b) any breach or inaccuracy of any representation or warranty given by Purchaser and Adept contained in this Agreement.

7.5     TIME LIMITATIONS

(1) The representations and warranties of Escrow Parties, Minority Shareholders and Holdco Vendors contained in this Agreement shall survive the Closing and, notwithstanding the Closing and any investigation made by or on behalf of Purchaser and Adept, shall continue for a period of two years after the Closing, except that:

        (a) the representations and warranties set out in Sections 3.1, 3.2(a), 3.2(b), 3.2(d), 3.2(f), 3.2(g), 3.2(i) and Article 4
                shall survive the Closing and continue in full force and effect without limitation of time;

        (b) the representations and warranties set out in Section 3.2(hh) shall survive and continue in full force and effect until 90 days after the expiration of the period, if any, during which an assessment, reassessment or other form of recognized document assessing liability for tax, interest or penalties under applicable tax legislation in respect of any taxation year to which such representations and warranties extend could be issued under such tax legislation to Hexavision and its Subsidiary; and

        (c) subject to Section 7.6(5), a claim for any breach of any of the representations and warranties of Escrow Parties and Minority Shareholders contained in this Agreement involving fraud or fraudulent misrepresentation shall survive and continue in full force and effect without limitation of time.

(2)     The representations and warranties of Purchaser and Adept set out in
        Article 5 shall continue in full force and effect without limitation of time except for the representations and warranties of Adept set out in Sections 2.8(f) and 5.1(d) which shall survive for a period of two years after the Closing.

(3)     The obligation of indemnification set out in Sections 7.1, 7.2, 7.3 and
        7.4 shall survive the Closing, except for the obligation of indemnification arising from (i) any incorrectness in, or breach of, any representation or warranty made by Escrow Parties pursuant to Section
        3.2 of this Agreement which shall be subject to the limitations regarding survival of representations and warranties set forth in
        Section 7.5(1); (ii) Section 7.1(d) which shall survive for a period of two years after the Closing and (iii) any incorrectness in, or breach of, any representation or warranty made by Adept pursuant to Sections 2.8(f) and 5.1(d) which shall survive two years after the Closing.

7.6     LIMITATION ON DAMAGES

(1) The covenants and representations of each Party (other than Purchaser and Adept) in Article 2 and the representations and warranties of each Party (other than Purchaser and Adept) in Section 3.1 and Section 4.1 are individual representations, warranties and covenants of each such Party (collectively, the "INDIVIDUAL REPRESENTATIONS AND COVENANTS"). This means that the particular Party making the Individual Representations and Covenants will be solely liable for such Individual Representations and Covenants as they pertain to himself or itself, but not as they pertain to the other Party. The representations and warranties of Holdco Vendors in Section 4.2 are made solidarily (jointly and severally) as between themselves but not as between themselves and any other Vendor. The representations and warranties of Purchaser and Adept set out in Section 5.1 are individual representations and warranties of each of them which means that Purchaser and Adept, as the case may be, will be solely liable for such representations and warranties as they pertain to itself but not as they pertain to the other. The remainder of the representations, warranties and covenants in this Agreement are made solidarily (jointly and severally) by Escrow Parties (collectively, the "SOLIDARY REPRESENTATIONS AND COVENANTS"). This means that Escrow Parties will be solidarily (jointly and severally) liable to Purchaser and Hexavision and its Subsidiary for any breach of any Solidary Representation and Covenant to the extent provided in Article 7.

(2) Other than Damages suffered by Purchaser, Adept, Hexavision and its Subsidiary (i) as a result of a breach or inaccuracy of the Individual Representations and Covenants; (ii) as a result of a breach or inaccuracy of the representations and warranties contained in

        Section 4.2; all of which shall not be subject to the limitations in this Section 7.6(2), the liability of Escrow Parties, Minority Shareholders and Holdco Vendors for indemnification pursuant to Section 7.1, 7.2 and 7.3, respectively shall be limited as follows (collectively, the "CAPS"):

        (a) Escrow Parties shall not be liable to indemnify Purchaser, Adept, Hexavision or its Subsidiary until the aggregate of all claims for Damages exceed $12,500 and then only for the portion in excess thereof;

        (b) no Investor shall be liable to indemnify Purchaser, Adept, Hexavision or Subsidiary for Damages in respect of claims made against the Investors by Purchaser, Adept, Hexavision or Subsidiary if such Damages exceed in the aggregate such Investor's respective portion of the Indemnity Fund; and

        (c) the Escrow Parties (other than Investors) shall not be liable to indemnify Purchaser, Adept, Hexavision or Subsidiary for Damages in respect of claims made against them by Purchaser, Adept, Hexavision or Subsidiary if the aggregate of all claims for Damages made against them exceed the sum of: (y) the total Purchase Price (including the value represented by the Indemnifying Vendor Shares) due to Escrow Parties (other than Investors) and; (z) the Bonus Payments (including the value represented by the Indemnifying Employee Shares). The liability of each Escrow Party (other than Investors) for any claims for Damages made against them by Purchaser in excess of their respective portion of the Indemnity Fund shall be on a joint and divisible basis. To the extent any claims for Damages are made by Purchaser against any Escrow Party (other than Investors) as a result of any breach or inaccuracy of the representations and warranties contained in Section 3.2(u) and the individual liability of an Escrow Party (other than Investors) for all claims made for such Damages exceeds in the aggregate his or its total portion of the Indemnity Fund, that Escrow Party will not be liable to Purchaser, Adept, Hexavision or Subsidiary, unless it is proven that the concerned Escrow Party had knowledge that the representations and warranties contained in Section 3.2(u) were inaccurate or breached. In no event shall the individual liability of each Escrow Party (other than the Investors) exceed the portion of the amounts referred to in (y) and (z) above payable to that Escrow Party.

        The limitations contained in Section 7.6(2)(a) shall not apply in the case of Damages suffered by Purchaser, Adept, Hexavision of its Subsidiary involving fraud or fraudulent misrepresentation. The limitations contained in Sections 7.6(2)(b) and 7.6(2)(c) shall not apply to the Party who has committed a fraud or made a fraudulent misrepresentation that caused Damages to Purchaser, Adept, Hexavision or its Subsidiary, but only with respect to such Damages.

(3) Other than Damages suffered by Purchaser and Adept or its Subsidiary (i) as a result of a breach or inaccuracy of the representations and warranties contained in Article 4; or (ii) involving fraud or fraudulent misrepresentation, all of which shall not be subject to the limitations set out in this Section 7.6(3), each Party (other than Purchaser and Adept) shall not be liable to indemnify Purchaser , Adept, Hexavision or its Subsidiary for a breach or inaccuracy of the Individual Representations and Covenants to the extent that such Party's individual liability therefor exceeds the Purchase Price and/or Bonus Payments payable to him or it pursuant to Sections 2.4 and 2.5 (the "INDIVIDUAL CAP"). For greater certainty, to the extent that a particular Party is entitled to receive cash and Shares in consideration of Purchase Price and/or Bonus Payments, such cash and the value represented by such Shares shall be aggregated for the purposes of calculating the Individual Cap for such Party.

(4) Any amounts taken into account in calculating the Caps shall be taken into account in calculating the Individual Caps and vice versa.

(5) Notwithstanding anything herein to the contrary, any claim for Damages made by Purchaser, Adept, Hexavision or its Subsidiary against Escrow Parties after two years from the Closing Date for a breach of a representation and warranty contained in Section 3.2 (other than the representations and warranties referred to in Sections 7.5(1)(a) and 7.5(1)(b)) based on fraud or fraudulent misrepresentation shall only be made against the particular Escrow Party or Escrow Parties who has or have committed such fraud or made such fraudulent misrepresentation.

(6) Notwithstanding anything herein to the contrary, any claim for Damages made by Purchaser, Adept, Hexavision or its Subsidiary against Escrow Parties pursuant to Section 7.1(d) shall only be made against the Indemnity Fund and when the Indemnity Fund or any part hereof has been distributed (or issued in case of the Adept Shares) to the Escrowed Parties, Purchaser, Adept, Hexavision or its Subsidiary shall no longer have any recourse for such claims against such distributed (or issued, in the case of the Adept Shares) portion of the Indemnity Fund.

7.7     LIABILITY OF ESCROW PARTIES AMONG THEMSELVES

        As between each Escrow Party, contribution to the payment of the Damages in respect of a breach of a Solidary Representation and Covenant pursuant to
Article 7 shall be made in accordance to each of such Escrow Party's aggregate proportionate share of the Purchase Price and/or Bonus Payments payable to him or it. For greater certainty, nothing in this Section 7.7 shall in any way limit or restrict the ability of Purchaser to claim from any one Escrow Party the totality of any Damages suffered by Purchaser in respect of a Solidary Representation and Covenant to the extent provided by the other Sections contained in this Article 7. This Section has been included strictly for the benefit of the Escrow Parties and is intended to govern the allocation of their respective liability among themselves and not among themselves and Purchaser.

7.8     OBLIGATION TO REIMBURSE

        The amount of any Damages suffered or incurred by a party being indemnified hereunder (the "INDEMNIFIED PARTY ") shall accrue interest at a rate per annum equal to the prime rate + 1% as announced by Royal Bank of Canada from the date it is determined that the Indemnified Party incurs any such Damages until payment in full by the Party providing for indemnification hereunder (the "INDEMNIFYING PARTY").

7.9     NOTIFICATION

        Promptly upon obtaining knowledge thereof, the Indemnified Party shall notify the Indemnifying Party of any cause which the Indemnified Party has determined has given or could give rise to indemnification under this Article 7 (a "NOTICE"), provided that in the case of an indemnification matter referred to in Section 7.1(d) a Notice may only be given by Purchaser to Escrow Parties if Purchaser has received a written notice from Cognex or one of its Affiliates which would give rise to indemnification pursuant to such Section. The omission so to notify the Indemnifying Party shall not relieve the Indemnifying Party from any duty to indemnify and hold harmless which otherwise might exist with respect to such cause unless the notification occurs after the expiration of the applicable time limit as set out in Section 7.5 (and only to that extent), or the omission to notify materially prejudices the ability of the Indemnifying Party to exercise its right to defend provided in this Article 7.


7.10    DEFENSE OF THIRD PARTY CLAIM

(1) If any legal proceeding shall be instituted or any claim or demand shall be asserted by a third party, including a Cognex Claim (in which case this Section 7.10 shall apply mutatis mutandis to such Cognex Claim), against Purchaser, Adept, Hexavision or its Subsidiary (each a "THIRD PARTY CLAIM"), then Escrow Parties shall have the right, after receipt of the notice provided by Purchaser under Section 7.9 and upon giving notice to Purchaser within not more than 25 calendar days of such receipt: (i) in the case of a Cognex Claim or any other Third Party Claim for which the amount of indemnification being sought is equal to or greater than 50% of the balance of the Indemnity Fund (less any Claimed Amount) at the time such claim is made (collectively, a "PURCHASER CONTROLLED CLAIM"), to participate in the defense of the Purchaser Controlled Claim at its own cost and expense with counsel of its own selection; and (ii) in the case of a Third Party Claim which is not a Cognex Claim and for which the amount of indemnification being sought is less than 50% of the balance of the Indemnity Fund (less any Claimed Amount) at the time such claim is made (an "ESCROW PARTY CONTROLLED CLAIM"), to control the defense of the Escrow Party Controlled Claim at its own cost and expense with counsel of its own selection, in each case provided that:

        (a) Purchaser shall at all times have the right to control the defense of a Purchaser Controlled Claim provided that Purchaser shall consult with and in good faith use commercially reasonable efforts to obtain the agreement of Escrow Parties with respect to any settlement of a Purchaser Controlled Claim;

        (b) Escrow Parties shall have the right at all times to control the defense of an Escrow Party Controlled Claim provided that Escrow Parties shall consult with and use commercially reasonable efforts to obtain the agreement of Purchaser with respect to the settlement of an Escrow Party Controlled Claim;

        (c) the Third Party Claim seeks only monetary damages and does not seek any injunctive or other relief against Purchaser, Adept, Hexavision or its Subsidiary;

        (d) legal counsel chosen by Escrow Parties is satisfactory to Purchaser, acting reasonably; and

        (e) amounts payable by Escrow Parties pursuant to a Third Party Claim shall be paid in accordance with the terms of the settlement or, final non-appealable judgment.

(2) Escrow Parties shall not be permitted to compromise and settle or to cause a compromise and settlement of any Third Party Claim, without the prior written consent of Purchaser, unless:

        (a) the terms of the compromise and settlement require only the payment of money and do not require Purchaser, Adept, Hexavision or its Subsidiary, to admit any wrongdoing or take or refrain from taking any action; and

        (b) Purchaser, Adept, Hexavision or its Subsidiary receives, as part of the compromise and settlement, a legally binding and enforceable unconditional satisfaction or release, which is in form and substance satisfactory to Purchaser, acting reasonably, from any and all obligations or liabilities it may have with respect to the Third Party Claim.

(3) If Escrow Parties fail within not more than 25 calendar days from receipt of the notice of a Third Party Claim to give notice of their intention to participate in the Third Party Claim in accordance with
        Section 7.10(1), then each Escrow Party shall be deemed to have waived its right to participate in the Third Party Claim and Purchaser shall have the right (but not the obligation) to undertake or to cause Hexavision to undertake the defense of the Third Party Claim and compromise and settle the Third Party Claim on behalf, for the account and at the risk and expense of Escrow Parties.

(4) Where Escrow Parties participates or controls the defense of a Third Party Claim, Purchaser will use its reasonable efforts to make available to Escrow Parties those employees whose assistance, testimony or presence is necessary to assist the Escrow Parties in evaluating and participating in the defense of any such claims.

(5) With respect to any Third Party Claim, at the request of Escrow Parties, Purchaser shall make available to Escrow Parties or its representatives on a timely basis all documents, records and other materials in the possession of Purchaser, at the expense of Escrow Parties, reasonably required by Escrow Parties for its use in defending any such claim and shall otherwise cooperate on a timely basis with Escrow Parties in the defense of such claim.

(6) With respect to any Third Party Claim in respect of income, corporate, sales, excise, or other tax or other liability enforceable by Lien against the property of Purchaser, Adept, Hexavision or its Subsidiary, Escrow Party's right to so defend the proceeding shall only apply after payment of the re-assessment.

                                    ARTICLE 8
                             POST-CLOSING COVENANTS

8.1     FURTHER ASSURANCES

        From time to time after the Closing Date, each Party shall, at the request of any other Party, execute and deliver such additional conveyances, transfers and other assurances as may be reasonably required to effectively transfer the Hexavision Shares and the Holdco Shares to Purchaser and carry out the intent of this Agreement.


                                    ARTICLE 9
                                  MISCELLANEOUS

9.1     NOTICES

        All notices and other communications pursuant to this Agreement shall be in writing and shall be deemed given if delivered personally, telecopied, sent by nationally-recognized overnight courier or mailed by registered or certified mail (return receipt requested), postage prepaid, to the Parties at the addresses set forth below or to such other address as the Party to whom notice is to be given may have furnished to the other Parties hereto in writing in accordance herewith. Any such notice or communication shall be deemed to have been delivered and received (A) in the case of personal delivery, on the date of such delivery, (B) in the case of telecopier, on the date sent if confirmation of receipt is received and such notice is also promptly mailed by registered or certified mail (return receipt requested), (C) in the case of a national-recognized overnight courier in circumstances under which such courier guarantees next Business Day delivery, on the next Business Day after the date when sent and (D) in the case of mailing, on the third Business Day following that on which the piece of mail containing such communication is posted:

        If to Purchaser or Adept at:
        Adept Technology, Inc.
        150 Rose Orchard Way
        San Jose, CA  95134
        Attention:  Chief Financial Officer
        Facsimile:  (408) 434-5005

        With a copy to Gibson, Dunn & Crutcher LLP at:

        One Montgomery Street
        Telesis Tower
        San Francisco, California 94104

        Attention:  Kenneth R. Lamb

        Telephone:  (415) 393-8200

        Facsimile:  (415) 986-5309

        and a copy to Stikeman Elliott at:

        1155 Rene-Levesque Blvd West
        Suite 4000
        Montreal, Quebec
        H3B 3V2

        Attention:  John W. Leopold and Peter Castiel

        Telephone:  (514) 397-3000

        Facsimile:  (514) 397-3222

        If to Escrow Parties or Minority Shareholders to them at their respective coordinates set forth on Schedule 9.1.


9.2     TIME OF THE ESSENCE

        Time shall be of the essence of this Agreement.

9.3     BROKERS

        Escrow Parties shall indemnify and save harmless Purchaser, Adept, Hexavision or its Subsidiary from and against any and all claims, losses and costs whatsoever for any commission or other remuneration payable or alleged to be payable to any broker, agent or other intermediary who purports to act or have acted for Escrow Parties or Hexavision. Purchaser shall indemnify and save harmless Escrow Parties from and against any and all claims, losses and costs whatsoever for any commission or other remuneration payable or alleged to be payable to any broker, agent or other intermediary who purports to act or have acted for Purchaser. These indemnities shall not be subject to any of the limitations set out in Article 7 of this Agreement.

9.4     ANNOUNCEMENTS

        No Party shall issue any press release or public statement or announcement (a "PUBLIC STATEMENT") with respect to the transaction contemplated in this Agreement without the prior written consent of the other parties, such consent not to be unreasonably withheld, unless such Public Statement is required by Law or by any stock exchange, in which case the Party required to make the Public Statement shall be free to make such Public Statement.

9.5     THIRD PARTY BENEFICIARIES

        The Parties intend that this Agreement shall not benefit or create any right or cause of action in, or on behalf of, any Person other than the Parties to this Agreement and no Person, other than the Parties to this Agreement shall be entitled to rely on the provisions of this Agreement in any action, suit, proceeding, hearing or other forum.

9.6     EXPENSES

        Except as otherwise expressly provided in this Agreement including
Article 7, all costs and expenses (including the fees and disbursements of legal counsel, investment advisers and accountants) incurred in connection with this Agreement and the transactions contemplated herein and therein shall be paid by the Party incurring such expenses.

9.7     AMENDMENTS

        This Agreement may only be amended, supplemented or otherwise modified by written agreement signed by the Parties hereto.

9.8     WAIVER

(1) No waiver of any of the provisions of this Agreement shall be deemed to constitute a waiver of any other provision (whether or not similar), nor shall such waiver be binding unless executed in writing by the Party to be bound by the waiver.

(2) No failure on the part of the Parties to exercise, and no delay in exercising any right under this Agreement shall operate as a waiver of such right; nor shall any single or partial exercise of any such right preclude any other or further exercise of such right or the exercise of any other right.

9.9     NON-MERGER

        Except as otherwise expressly provided in this Agreement, the covenants, representations and warranties shall not merge on and shall survive the Closing and, notwithstanding such Closing and any investigation made by or on behalf of any Party, shall continue in full force and effect. Closing shall not prejudice any right of one Party against any other Party in respect of anything done or omitted under this Agreement or in respect of any right to damages or other remedies.

9.10    ENTIRE AGREEMENT

        This Agreement together with the agreements referred to herein constitute the entire agreement between the Parties with respect to the transactions contemplated in this Agreement and supersedes all prior agreements, understandings, negotiations and discussions, whether oral or written, of the Parties. There are no representations, warranties, covenants, conditions or other agreements, express or implied, collateral, statutory or otherwise, between the Parties in connection with the subject matter of this Agreement except as specifically set forth herein and neither of the Parties has relied or is relying on any other information, discussion or understanding in entering into and completing the transactions contemplated in this Agreement.


9.11    SUCCESSORS AND ASSIGNS

        This Agreement shall become effective when executed by the Parties hereto and after that time shall be binding upon and enure to the benefit of the Parties hereto and their respective successors and permitted assigns. Neither this Agreement nor any of the rights or obligations under this Agreement shall be assignable or transferable by Escrow Parties and Minority Shareholders without the prior written consent of the Purchaser. Purchaser and Adept may assign and transfer this Agreement and any of its rights and obligations under this Agreement to an Affiliate without the prior written consent of Escrow Parties and Minority Shareholders, provided that Purchaser and Adept shall not by reason of any such assignment and transfer be released from their obligations hereunder.

9.12    SEVERABILITY

        If any provision of this Agreement shall be determined by an arbitrator or any court of competent jurisdiction to be illegal, invalid or unenforceable, that provision shall be severed from this Agreement and the remaining provisions shall continue in full force and effect.

9.13    GOVERNING LAW

        This Agreement shall be governed by and interpreted in accordance with the laws of the Province of Quebec and the laws of Canada applicable therein.

9.14    FURTHER ASSURANCES

        The Parties agree to do, sign and execute all acts, deeds, documents, instruments and corporate proceedings as may be necessary or desirable to give full force and effect to this Agreement.

9.15    SUCCESSORS IN INTEREST

        This Agreement shall enure to the benefit of and be binding upon the Parties hereto and their respective successors, assigns and legal representatives.

9.16    LANGUAGE

        The Parties hereto confirm that it is their wish that this Agreement as well as other documents relating hereto have been and shall be drawn up in English only. Les parties aux presentes confirment leur volonte que cette convention de meme que tous les documents s'y rattachant soient rediges en anglais seulement.

9.17    COUNTERPARTS

        This Agreement may be executed in any number of counterparts (including counterparts by facsimile) and all such counterparts taken together shall be deemed to constitute one and the same instrument.



                           [INTENTIONALLY LEFT BLANK]

        IN WITNESS WHEREOF the Parties have executed this Share Purchase Agreement as of the date first written above.



[MINORITY SHAREHOLDERS]



/s/ Jean-Luc Arsenault                      /s/ Vincent Bergeron
---------------------------------           -----------------------------------
Jean-Luc Arsenault                          Vincent Bergeron


/s/ Real Bilodeau                           /s/ Eric Boisvert
---------------------------------           -----------------------------------
Real Bilodeau                               Eric Boisvert


/s/ Claude Chevalier                        /s/ Frederic Doyon
---------------------------------           -----------------------------------
Claude Chevalier                            Frederic Doyon


/s/ Martin Dubois                           /s/ Martin Garon
---------------------------------           -----------------------------------
Martin Dubois                               Martin Garon


/s/ Francois Gobeil                         /s/ Vincent Lambert
---------------------------------           -----------------------------------
Francois Gobeil                             Vincent Lambert


/s/ Louis Perreault                         /s/ Steven-Eric Poulin
---------------------------------           -----------------------------------
Louis Perreault                             Steven-Eric Poulin


/s/ Stephan Prince                          /s/ Vincent Rowley
---------------------------------           -----------------------------------
Stephan Prince                              Vincent Rowley

[INVESTORS]


SOCIETE INNOVATECH QUEBEC ET                SOFINOV, SOCIETE FINANCIERE
CHAUDIERE-APPALACHES                        D'INNOVATION INC.


By:  /s/ illegible                          By:  /s/ illegible
   ------------------------------              --------------------------------

By:  /s/ illegible                          By:  /s/ illegible
   ------------------------------              --------------------------------


BUSINESS DEVELOPMENT BANK OF CANADA



By:  /s/ Jean L. Dupre
   ------------------------------



[HOLDCO VENDORS]



/s/ Marc Tremblay                           /s/ Eric St-Pierre
---------------------------------           -----------------------------------
Marc Tremblay                               Eric St-Pierre


/s/ Alain Rivard                            /s/ Pierre Boivin
---------------------------------           -----------------------------------
Alain Rivard                                Pierre Boivin

By: /s/ Rene T. Tremblay
    -----------------------------


/s/ Christian Labbe                         /s/ Patrick Murphy
---------------------------------           -----------------------------------
Christian Labbe                             Patrick Murphy


[PURCHASER]                                 [ADEPT]



ADEPT TECHNOLOGY CANADA HOLDING CO.         ADEPT TECHNOLOGY, INC.




By: /s/ Michael Overby                      By: /s/ Michael Overby
    -----------------------------               -------------------------------